UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Synergy Empire Limited

(Exact name of registrant as specified in its charter)

Date: December 26, 2019

Nevada	5812	38-4096727
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

No.19 Jalan 12/118B, Desa Tun Razak,

Kuala Lumpur, Malaysia, 56100

  Issuer's telephone number: +60 3-9171 2828

Company email: synergyempire78@gmail.com

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_|	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	400,000	$5.00	$2,000,000	$259.60

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Synergy Empire Limited

400,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Synergy Empire Limited. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Synergy Empire Limited” are offering 300,000 shares of our common stock and our selling shareholder is offering 100,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholder. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Chief Financial Officer Law Jia Ming, and also our Director, Leong Will Liam. The aforementioned parties are deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 300,000 shares being offered herein by the Company. Law Jia Ming and Leong Will Liam will not receive any commissions or proceeds for selling the shares on our behalf.

All of the shares being registered for sale by the Company will be sold at a fixed price of $5.00 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholder will be sold at a fixed price of $5.00 for the duration of the Offering. Assuming all of the 300,000 shares being offered by the Company are sold, the Company will receive $1,500,000 in net proceeds. Assuming 225,000 shares (75%) being offered by the Company are sold, the Company will receive $1,125,000 in net proceeds. Assuming 150,000 shares (50%) being offered by the Company are sold, the Company will receive $750,000 in net proceeds. Assuming 75,000 shares (25%) being offered by the Company are sold, the Company will receive $375,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

*Mr. Leong Will Liam will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Leong's interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mr. Leong's shares, they will be sold at a fixed price of $5.00 for the duration of the offering.

The Company estimates the costs of this offering at about $117,259.60. All expenses incurred in this offering are being paid for by the Company. For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account or a subsidiary of the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through December 26, 2020, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is __________________.

PROSPECTUS SUMMARY

In this Prospectus “Synergy Empire Limited,” “Synergy,” the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to Synergy Empire Limited, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending March 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

Synergy Empire Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on October 17, 2018.

On October 17, 2018, Mr. Leong Will Liam was appointed as President, Secretary, Treasurer and a member of our Board of directors. Also, on October 17, 2018, Mr. Law Jia Ming was appointed as Chief Executive Officer and Chief Financial Officer of the Company.

On October 17, 2018, the Company sold and subsequently issued 900,000 shares of restricted common stock to Mr. Leong Will Liam, our Director, President, Secretary and Treasurer. The price paid per share was $0.30, for aggregate proceeds to the Company of $27,000. Monies from the aforementioned sale of shares went to the Company to be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On January 16, 2019, We, “Synergy Empire Limited”, acquired 100% of the equity interests of Synergy Empire Holding Limited, a company incorporated in republic of the Marshall Islands (“SEHL”), from our director, Mr. Leong Will Liam, in consideration of $1.

SEHL owns 100% of Synergy Empire Limited, a company incorporated in Hong Kong (“SynergyHK”).

On December 31, 2018, SEHL acquired 100% of the equity interests of SynergyHK from our director, Leong Will Liam, in consideration of HK$1 (Equivalent to about $0.13).

On February 21, 2019, SynergyHK acquired 100% of the equity interests of Lucky Star F&B Sdn. Bhd., (“Lucky Star”), a company incorporated in Malaysia on February 9, 2010, from CBA Capital Holdings Sdn Bhd., a Company owned and controlled by our Director, Mr. Leong Will Liam.

Lucky Star is the owner of 100% of the equity interests of SH Dessert Sdn. Bhd. (“SH Dessert”), a company incorporated in Malaysia on February 19, 2016.

We share the same business plan as that of our subsidiaries. We are engaged in the production and sale of food products, specifically dessert created and sold through various restaurants that we operate in Malaysia.

The Company’s executive office is located at No. 19 Jalan 12/118B, Desa Tun Razak,Kuala Lumpur, Malaysia, 56100.

We believe we need to raise $1,500,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations over the next twelve months.

We will receive proceeds from the sale of 300,000 shares of our common stock and intend to use the proceeds from this offering to further develop and market our lineup of products and services. There is uncertainty that we will be able to sell any of the 300,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $117,259.60, are being paid for by the Company. The maximum proceeds to us from this offering ($1,500,000) will satisfy our basic subsistence level, cash requirements for up to 12 months. 75% of the possible proceeds from the offering by the company ($1,125,000) will satisfy our basic, subsistence level cash requirements for up to 9 months, while 50% of the proceeds ($750,000) will sustain us for up to 6 months, and 25% of the proceeds ($375,000) will sustain us for up to 3 months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

The Company expects to continue to finance its operations primarily through cash flow from revenue and continuing financial support from its officers, and directors. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations, as well as to achieve our strategic objectives, we may need to discover other suitable means of funding.

No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

Our Offering

We have authorized capital stock consisting of 450,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 50,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 900,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 400,000 shares. These shares represent 300,000 additional shares of common stock to be issued by us and 100,000 shares of common stock by our selling stockholder. We may endeavor to sell all 300,000 shares of common stock after this registration statement becomes effective. Upon effectiveness of this Registration Statement, the selling stockholder may also sell his own shares. The price at which we, the company, offer these shares is at a fixed price of $5.00 per share for the duration of the offering. The selling stockholder will also sell shares at a fixed price of $5.00 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder will go directly to him, not the Company. The same idea applies if the Company approaches or is approached by investors who then subsequently decide to invest with the Company. Those proceeds would then go to the Company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s personal account will be utilized or given to the Company. Mr. Leong will clarify for investors at the time of purchase whether the proceeds are going to the Company or directly to himself.

*Mr. Leong will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mr. Leong Will Liam's shares, they will be sold at a fixed price of $5.00 for the duration of the offering.

A conflict of interest may arise between Mr. Leong's interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Leong intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Leong will decide whether shares are being sold by the Company or by Mr. Leong himself.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

300,000 shares of common stock, at a fixed price of $5.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	100,000 shares of common stock, at a fixed price of $5.00 offered by selling stockholder in a resale offering. As previously mentioned, this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholder will sell the shares at a fixed price per share of $5.00 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	900,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	1,200,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $5.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $5.00 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for payment of daily operating expenses, advertising expenditures, marketing expenditures, renovations to our facilities, acquisitions of property and equipment, replacement of existing machinery, increasing staff, accounting and or consulting fees, payment of ongoing reporting requirements and offering expenses.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 400,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer and Director will sell the 300,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $117,259.60.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

Competition from both large, established and chain restaurants industry participants and new market entrants may negatively affect our current and future results of operations.

We face vigorous competition from companies throughout the world, including large dessert brands. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt quicker to changes in customer requirements and reach customers easier from all over the globe. If we are unable to continue to compete effectively on a global basis, it could have an adverse impact on our business, results of operations and financial condition.

Our financial performance may be materially adversely affected if we are unable to grow comparable restaurant sales.

Changes in comparable restaurant sales occur due to variations in customer traffic and in average check size. Customer traffic and average billing amounts may be impacted by menu price increases or decreases and/or changes in the menu. Our strategy is to increase comparable restaurant sales by stabilizing customer traffic and growing the average check size. If we fail to achieve comparable restaurant sales growth or incur a decrease, and our costs also increase, remain flat, or decrease but by less than the decrease in comparable restaurant sales, the effect, over time, would be to spread costs across a lower level of sales, which could materially adversely affect our financial performance.

Changes in customer traffic are impacted by a variety of factors, including macroeconomic conditions that impact consumer discretionary spending, perception of our concepts’ offerings in terms of quality, price, value and service, changes in consumer eating habits, irregular and increasingly volatile weather conditions, demographic, economic and other adverse changes in the trade areas in which our restaurants are located and changes in the regulatory environment.

We compete directly and indirectly for customer traffic with national and regional casual dining restaurant chains, as well as independently-owned restaurants. The casual dining segment has been experiencing traffic declines, resulting in a more difficult environment in which to stabilize customer traffic. In addition, we face competition from quick-service restaurants, home delivery services, mobile food service, grocery stores and meal kits that are increasing their quality and variety of food products in response to consumer demand. We believe that many consumers remain focused on value, and if other restaurant operators are able to promote and deliver a higher degree of perceived value through heavy discounting or other methods, our customer traffic may be negatively impacted. Some of these competitors have significantly greater resources to market aggressively to customers, which could result in decreased market share. Our financial performance could be materially adversely affected if we are not successful in stabilizing current levels of customer traffic.

We utilize menu price increases to help offset inflation of key operating costs. However, our menu price increases may be insufficient to entirely absorb or offset increased costs and, if not accepted by customers, menu price increases could result in reduced customer traffic, which could negatively impact our ability to grow comparable restaurant sales and materially adversely affect our financial performance.

Our menu could be materially adversely affected if our customers purchase fewer menu items or lower cost menu items in order to reduce their average check size. Unfavorable menu shifts could reduce the size of the average check, negatively impacting our ability to grow comparable restaurant sales, which could materially adversely affect our financial performance.

If we are unable to protect the value of our brands and our reputation, sales at our restaurants may be negatively impacted, which may materially adversely affect our financial performance.

Our reputation for quality and breadth of menu items and bakery products significantly contributes to the total experience that customers enjoy in our restaurants. We must protect and grow the value of our brands domestically and globally to continue to be successful in the future.

If we experience negative publicity, regardless of any factual basis, relating to food quality, restaurant facilities, customer complaints or litigation, alleging injury or food-borne illnesses, food tampering or contamination or poor health inspection scores, sanitary or other issues with respect to food processing by us or our suppliers, the condition of our restaurants, labor relations, any failure to comply with applicable regulations or standards, allegations of harassment or other negative publicity, then sales at our restaurants may be adversely impacted, which could materially adversely affect our financial performance. The widespread use of social media can increase the scope and speed of dissemination of adverse content, whether accurate or not, and hamper our ability to promptly correct misrepresentations or otherwise respond effectively to negative publicity, which could harm the value of our brand and materially adversely affect our financial performance.

Changes in customer expectation in our industry and market may materially affect the results of our operations.

The risk of not meeting our customer expectations may result in a shift in market shares. Our customers may not be satisfied with the products we deliver, therefore there is a possibility that they will choose products offered by our competitors. This may result in lower sales revenue and market share.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

Concerns relating to food safety, food-borne illness, pandemics and other diseases could reduce customer traffic to our restaurants, or cause us to be the target of litigation, which could materially adversely affect our financial performance.

We face food safety risks, including the risk of food-borne illness and food contamination, which are common both in the restaurant industry and the food supply chain. While we dedicate substantial resources and provide training to ensure the safety and quality of the food we serve, these risks cannot be completely eliminated. We freshly prepare our menu items at our restaurants, which may put us at greater risk for food-borne illness and food contamination outbreaks than some of our competitors who use processed foods or commissaries to prepare their food. The risk of food-borne illness also may increase whenever our menu items are served outside of our control, such as by third-party food delivery services, customer take out or at catered events.

Adverse publicity or news reports, regardless of accuracy, regarding food quality or safety issues, illness, injury, recalls, health concerns, government or industry findings concerning food products served by us or our licensees, or issues stemming from the operation of our restaurants or kitchens, restaurants operated by our licensees, third parties with whom we may co-brand products or who sell or distribute our products, or third parties we may use to procure materials used in our business, or generally in the food supply chain, could be damaging to the food and beverage industry overall and specifically harm our brand and reputation, which in turn could materially adversely affect our financial performance.

In addition, any adverse food safety event could result in mandatory or voluntary product withdrawals or recalls, regulatory and other investigations, and/or criminal fines and penalties, any of which could disrupt our operations, increase our costs, require us to respond to findings from regulatory agencies that may divert resources and assets, and result in potential civil fines and penalties as well as other legal action, which could materially adversely affect our financial performance.

Our inability to maintain a secure environment for customers’ and staff members’ personal data could harm our reputation and result in litigation against us, which could materially adversely affect our financial performance.

We receive and maintain certain personal information about our customers and staff members. For example, we transmit confidential credit card information in connection with credit card transactions, and we are required to collect and maintain certain personal information in connection with our employment practices, including the administration of our benefit plans. If a security incident occurs involving loss or inappropriate access to or dissemination of such personal information, we may become liable under applicable law for damages (including statutory damages) and incur penalties and other costs to remedy such incident. Depending on the facts and circumstances of such an incident, these damages, penalties and costs could be significant and could exceed applicable coverage limits under available insurance policies, if any. Such an event also could harm our reputation and result in litigation against us. Any of these results could materially adversely affect our financial performance.

Our failure to adequately protect our intellectual property could limit our ability to globally expand our brand, which could materially adversely affect our financial performance.

We have successfully registered “Sweet Hut” as our trademark with Intellectual Property Corporation of Malaysia. Our trademark is valuable to our business and requires continuous monitoring to protect. We regularly and systemically search for misappropriations of our Intellectual Property and seek to enforce our rights whenever appropriate to do so; however, we cannot be assured of success in every case and cannot possibly find all infringing uses of our Intellectual Property. Furthermore, we have not registered our trademark throughout the world, as doing so may not be feasible because of associated costs, various foreign trademark law prohibitions or registrations by others. Our inability to effectively protect our trademark domestically or internationally could limit our ability to expand our brand thereby materially adversely affecting our financial performance.

The economy of Malaysia in general might not grow as quickly as expected, which could adversely affect our revenues and business prospects.

Our business and prospects depend on the continuing development of the economy in Malaysia. We cannot assure you that the Malaysian economy will continue to grow at the same pace as in the past. Economic growth is determined by countless factors, and it is extremely difficult to predict with any level of absolute certainty. In the event that the Malaysian economy suffers, demand for the menu items we currently offer may diminish, which would in turn result in decreased likelihood of profitability. This could in turn result in a substantial need for restructuring of our business objectives and could result in a partial or entire loss of an investment in our Company.

The locations of our current restaurants may become commercially unattractive, and we may not be able to identify and/or secure desirable locations at reasonable commercial terms.

We believe that the development of our business depends to a large extent on the locations of our restaurants. The commercial viability of a restaurant location is subject to a number of factors beyond our control. Any change or development in the neighborhood may affect the appeal of such neighborhood and the pedestrian traffic. There can be no assurance that the locations of our existing restaurants locations will continue to be commercially attractive in the future. In addition, as the competition to secure restaurants at prime locations with heavy pedestrian traffic is intense, if we shall fail to secure desirable locations for our restaurants at commercially reasonable terms, our ability to implement our growth plan may be adversely affected

Our future success depends on our ability to meet customer expectations and anticipate and respond to evolving customer preferences.

Our future success depends, to a large extent, on our ability to offer menu items, creatively develop new recipes based on evolving market trends and tastes, dietary habits, expectation and other preferences of our target customers. Our industry is highly competitive; therefore, the continuous introduction of new menu is a measure to cope with the ever-changing customer preferences and remain competitive in market.

If we fail to identify new customer trends or preferences and develop new recipes, or if we lag behind our competitors in introducing and develop new recipes that appeal to customers, we may lose our competitiveness and our business and results of operations will be adversely affected.

Changes in, or any failure to comply with, applicable laws or regulations could materially adversely affect our ability to operate our restaurants and/or increase our cost to do so, which could materially adversely affect our financial performance.

We are required to comply with Malaysia laws and regulations in our daily operation, including, without limitation, those relating to alcoholic beverage control, public health and safety, access and use by the disabled, environmental hazards, labor and employment laws, including, without limitation, minimum wage laws, data security and food safety and labeling. Changes to these laws and regulations may create challenges for us, and while we subscribe to certain services and have established procedures to identify changes in the laws and regulations, there can be no assurance that we will identify every change and comply therewith on a timely basis. We may incur penalties and other costs, sanctions and adverse publicity by failing to comply with applicable laws, any of which could materially adversely affect our financial performance.

The failure to obtain and/or retain licenses, permits or other regulatory approvals required to operate our business could delay or prevent the opening and/or continued operation of a restaurant or our kitchens, materially adversely affecting that facility’s operations and profitability and our ability to obtain similar licenses, permits or approvals elsewhere. In addition, the failure to comply with governmental regulations could subject us to penalties and interruptions in operations. In certain jurisdictions, we may be subject to “dram shop” statutes that generally allow a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Dram shop litigation may result in significant judgments, including punitive damages. A settlement or judgment against us under a dram shop statute in excess of our general liability insurance coverage could materially adversely affect our financial performance.

Any incident of food contamination, negative publicity or complains on the quality of our foods or services could materially and adversely impact our reputation, business and results of operations.

We face an inherent risk of food contamination. The quality of our food may be materially and adversely affected if our food ingredients provided by suppliers are contaminated, or any contamination occurred during transportation from the suppliers to our restaurants and at our restaurants. Moreover, any outbreak of contamination, allegations of poor standards of hygiene or cleanliness, adverse publicity resulting from publication of industry findings or research reports in relation to any food ingredients used by us could affect public confidence in our food products and may lead to a loss in consumer confidence and reduction in consumption of the food product concerned. Therefore, our reputation, business and results of operations may be adversely affected.

In our daily operation we may face various customer complaints regarding the quality of our food or services, or other reasons from time to time. If we fail to address them timely, such complaints may escalate and even lead to customer claims, legal proceedings and/or government actions. Significant numbers of complaints or claims against our company, even if meritless or unsuccessful, may divert the attention of our management and resources from our business and cause negative publicity, which may materially and adversely affect our reputation, business and operations.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our Company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

An increase in the demand or the price of raw materials could hurt our profitability.

The raw materials used to create the menu items available at our restaurant locations are subject to availability constraints and price volatility caused by weather, supply conditions, government regulations, general economic conditions and other unpredictable factors. All of these aforementioned factors cannot be predicted as they are outside of our scope of control. In the event that the products we acquire from third party manufacturers increase in price, we will be required to increase the cost to our consumers, which could result in decreased sales and consumers to find alternative sources for comparable products.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to these compliance activities.

If we are unable to successfully recruit and retain qualified restaurant management and operating personnel in an increasingly competitive market, we may be unable to effectively operate and grow our business and revenues, including executing on our plans for domestic and international expansion, which could materially adversely affect our financial performance.

We must continue to attract, retain and motivate a sufficient number of qualified management and operating personnel to maintain consistency in the quality of our restaurants, both domestically and internationally. Qualified management and operating personnel are currently in high demand. If we are unable to attract and retain qualified people, our restaurants could be short staffed, we may be forced to incur overtime expenses, and our ability to operate and expand our concepts effectively could be limited. In addition, we continue to require the services of our senior management and operating personnel to support our international expansion efforts. If we are unable to recruit and train managers to work at restaurants operated by our international licensees while adequately maintaining sufficient numbers of managers for our Company-owned locations, the quality of our operations may suffer, the reputation of our brand may be harmed and our ability to effectively grow our business may be hindered, any of which could materially adversely affect our financial performance.

Any inability to effectively use and manage social media, and to respond to negative social media, could harm our marketing efforts as well as our reputation, which could materially adversely affect our restaurant sales and financial performance.

Social media provides a powerful medium for consumers, staff members and others to communicate their approval of or displeasure with a business. This aspect of social media is especially challenging because it allows any individual to reach a broad audience with an ability to respond or react, in near real time, with comments that are often not filtered or checked for accuracy. If we are unable to quickly and effectively respond, any negative publicity could “go viral” causing nearly immediate and potentially significant harm to our brand and reputation, whether or not factually accurate.

Our marketing strategy includes an emphasis on social media. As social media continues to grow in popularity, many of our competitors have expanded and improved their use of social media, making it more difficult for us to differentiate our social media messaging. As a result, we need to continuously innovate and develop our social media strategies in order to maintain broad appeal.

If we do not appropriately use and manage our social media strategies, our marketing efforts in this area may not be successful, and any failure (or perceived failure) to effectively respond to negative or potentially damaging social media, whether accurate or not, could damage our reputation, which could materially adversely affect our restaurant sales and financial performance.

We are selectively pursuing and continue to evaluate developing new restaurant concepts, expansion of Sweet Hut brand to other retail opportunities and other initiatives which may create risks to our business that could materially adversely affect our financial performance.

We are selectively pursuing and continue to evaluate other means to leverage our competitive strengths, including developing new restaurant concepts, expansion of our brands to other retail opportunities and/or other initiatives. Any involvement in any such development, expansion of our brand or other initiative, may create inherent risks, including, without limitation:

·	damaging our reputation if retail products bearing our brand are not of the same value and quality that our customers associate with our brand;
·	dilution of the goodwill associated with our brand as it becomes more common and increasingly accessible;
·	inaccurate assessment of value, growth potential, weaknesses, liabilities, contingent or otherwise, and expected profitability of such new restaurant concepts and expansion;
·	inability to achieve any anticipated operating synergies or economies of scale;
·	unforeseen changes in the market and economic conditions affecting the acquired business or venture;
·	diversion of management’s attention and focus from existing operations to the new restaurant and expansion and its personnel.

The Company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate continuous income stream.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could lead to a slowdown in our growth.

If we are unable to secure an adequate number of high-quality sites for future restaurant openings, the growth of our concepts may be adversely impacted, which could materially adversely affect our financial performance.

Our financial performance depends on the availability and selection of high-quality sites that meet our criteria. The number and timing of new restaurants opened during any given period, and their associated contribution to financial growth for the period, will depend on a number of factors including, but not limited to:

·	unforeseen delays due to market conditions;
·	the identification and availability of high-quality locations;
·	an increase in competition for available premier locations;
·	the influence of consumer shopping trends on the availability of sites in traditional locations, such as premier shopping centers;
·	acceptable lease terms and the lease negotiation process;
·	the availability of suitable financing for our landlords;
·	the financial viability of our landlords;
·	the ability of our landlords and us to obtain all necessary governmental licenses and permits, and consents of third parties, on a timely basis to construct and operate our restaurants;
·	our ability to successfully manage the complex design, construction and preopening processes for our highly customized restaurants;
·	the availability and/or cost of raw materials and labor used in construction;
·	the availability of qualified tradespeople in the local market;
·	any unforeseen engineering or environmental problems with the leased premises;
·	adverse weather or other delays during the construction period; and
·	political uncertainty.

Our inability to obtain an adequate number of suitable sites for future restaurant openings could materially adversely affect our financial performance.

Adverse developments in our existing areas of operation could adversely impact our results of operations, cash flows and financial condition.

Our operations are focused on utilizing our sales efforts which are principally located in Malaysia. As a result, our results of operations, cash flows and financial condition depend upon the demand for menu items in our Malaysian restaurant locations. Due to the lack of broad diversification in industry type and geographic location, adverse developments in our current segment of the midstream industry, or our existing areas of operation, could have a significantly greater impact on our results of operations, cash flows and financial condition than if our operations were more diversified.

Labor organizing could harm our operations and competitive position in the food and beverage industry, which could materially adversely affect our financial performance.

Our staff members and others may attempt to unionize our workforce, establish boycotts or picket lines or interrupt our supply chains which could limit our ability to manage our workforce effectively and cause disruptions to our operations, which could materially adversely affect our financial performance. Our labor costs may significantly increase if we become unable to effectively manage our workforce and the compensation and benefits, we offer to our staff members, which could materially adversely affect our financial performance.

Risk relating to employment in Malaysia.

The Company operates its restaurant chain through SH Dessert Sdn Bhd, a Company operating in and subject to the laws of Malaysia.

As part of the Malaysia Immigration Act 1959/63, allowing illegal expatriates to work in any premises is a criminal offense, and if convicted, the Company shall be liable for a fine up to MYR30,000 (approximately $7,210). The business owner may also be subject to imprisonment not exceeding 12 months and or a fine for each illegal immigrant that was employed.

While we have measures in place to deter the possibility of unintentionally hiring illegal immigrants, such as background checks, we cannot guarantee that an individual may take fraudulent actions to deceive us, resulting in us employing an expatriate, subjecting us to the above ramifications.

Adverse weather conditions, seasonal fluctuations, natural disasters and effects of climate change could unfavorably impact our restaurant sales, which could materially adversely affect our financial performance.

Adverse weather conditions and natural disasters can impact customer traffic at our restaurants, cause the temporary underutilization of outdoor patio seating, make it more difficult to fully staff our restaurants and, in more severe cases, such as hurricanes, tropical cyclones or other natural disasters, cause a temporary inability to obtain supplies, increase commodity costs and cause closures of our affected restaurants, sometimes for prolonged periods, any of which could materially adversely affect our financial performance. Seasonal fluctuations may result from the calendar days of the week on which holidays occur, which may impact consumer spending patterns. Increasing frequency and unpredictability of adverse weather conditions due to climate changes may result in decreased customer traffic, less accurate year-to-year comparisons in sales and other factors affecting financial performance. Our cash flows may be negatively impacted by delay in the receipt of proceeds under any insurance policies or programs we maintain against certain of these risks or the proceeds may not fully offset any such losses. Any or all of these situations could materially adversely affect our financial performance.

New restaurant openings may negatively impact sales at our existing restaurants, which could materially adversely affect our financial performance.

The opening of a new restaurant could negatively impact sales at one or more of our existing nearby restaurants, which could materially adversely affect our financial performance. It is not our intention to open new restaurants that materially cannibalize the sales of our existing restaurants. However, there can be no assurance that such sales impact will not occur or become more significant in the future as we gradually increase our presence in existing markets to maximize our competitive position and financial performance in each market.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• The demand for menu items at our restaurant locations;

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our Officers and Directors lack experience in the reporting and disclosure obligations of publicly-traded companies.

The lack of reporting and disclosure experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officer’s and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Our overall performance may be affected by temporary suspension of our operations for renovation and closure of certain restaurants.

As of December 26, 2019, we operate one centralized kitchen and four retail restaurants. Our ability to successfully operate our restaurants depends on our ability to increase customer traffic and the spending per customer, which could be affected by factors such as increased competition in the Malaysia food and beverage industry, changes in customer preferences, declining economic conditions and our reputation and customers’ brand recognition. In order to adapt to changes in customer preferences and improve their shopping experiences, we may have to renovate our restaurants and as such, our operations of the relevant restaurants may be temporarily suspended. We may even cease the operations of our restaurants. Should we suspend operations of our restaurants for renovation or cease the operations of our restaurants, we cannot guarantee that the operations of the remaining restaurants will continue to be successful to generate net profit sufficient to recoup the loss incurred. If the remaining restaurants turn out to be not as profitable, our overall performance may be adversely affected.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Investors relying upon this misinformation may make an uninformed investment decision. If we could not provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information. This could result in the trading price of our common stock to drop significantly and result in a loss of some or all of your investment.

We may incur additional costs if we are unable to renew our restaurant leases on similar terms and conditions, or at all, or to relocate our restaurants in certain trade areas, which could materially adversely affect our financial performance.

We currently lease all of our restaurant premises and, although we remain flexible to other arrangements, we currently plan to continue to lease our restaurant locations in the future. Some of our leases have terms that will expire in the next few years and beyond. While many of these leases include renewal options, some do not. While lease expirations allow us to opportunistically evaluate the possibility of relocating certain restaurants to higher quality sites and trade areas over time, doing so may involve additional costs, such as increased rent and other expenses related to renegotiating the terms of occupancy of an existing lease, and the costs to relocate and develop a replacement restaurant if we choose not to renew a lease, or are unable to do so, on favorable terms in a desirable location. In addition, we may elect to terminate certain leases prior to their expiration dates in order to improve financial performance in certain trade areas over the long term. However, we may be unable to negotiate favorable terms for such early terminations. Additional costs related to expiring restaurant lease terms, our inability to terminate certain restaurant leases under favorable terms, or the unavailability of suitable replacement locations could materially adversely affect our financial performance.

American investors may have difficulty enforcing judgments against our Company and Officers.

We are a Nevada corporation and most of our assets are and will be located outside of the United States. Almost all of our operations will be conducted in Malaysia. In addition, our officers and directors are nationals and residents of a country other than the United States. All of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon them. It may also be difficult to enforce court judgments on the civil liability provisions of the U.S. federal securities laws against our Company and our officers and directors, since they are not residents in the United States. In addition, there is uncertainty as to whether the courts of Malaysia or other Asian countries would recognize or enforce judgments of U.S. courts.

Currently, our director, Mr. Leong Will Liam owns 100% of our common stock, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position Mr. Leong is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Mr. Leong could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Leong’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the food and beverage industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the food and beverage industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market.

We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Our financial performance could be materially adversely affected if we fail to retain, or effectively respond to a loss of, key executives.

The success of our business continues to depend on the contributions of Mr. Law Jia Ming, our Chief Executive Officer and Chief Financial Officer, and Mr. Leong Will Liam, our Director. The departure of Mr. Law and Mr. Leong could have a material adverse effect on our business and long-term strategic plan. We have a succession plan that includes short-term and long-term planning elements intended to allow us to successfully continue operations should any of our senior management become unavailable to serve in their respective roles. However, there is a risk that we may not be able to implement the succession plan successfully or in a timely manner or that the succession plan will not result in the same financial performance we currently achieve under the guidance of our existing executive team.

Our company future success is dependent, in part, on the performance and continued service of Mr. Law Jia Ming, our Chief Executive Officer and Chief Financial Officer, and Mr. Leong Will Liam, our Director. Without their continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Mr. Law Jia Ming, our Chief Executive Officer and Chief Financial Officer and Mr. Leong Will Liam, our Director. The loss of their services would delay our business operations substantially.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to follow the extended transition period, and as a result, we will delay adoption of certain new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Due to the fact that we are a publicly reporting company we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, which are necessary to remain as an SEC reporting Company, will be costly because an external third party consultant(s), attorney, or firm, may have to assist us in following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we may eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officers and director have limited experience as an officer or director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTC Markets. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 450,000,000 shares of common stock, of which 900,000 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 50,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 and will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $75,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Synergy Empire Limited, or a subsidiary of the Company and held in our corporate bank account or that of our subsidiary if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Mr. Leong Will Liam will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned, Mr. Leong is going to be selling shares on behalf of the Company in this offering. Mr. Leong is also simultaneously having his shares registered for resale. This conflict of interest could divert Mr. Leong’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our Chief Executive Officer and Chief Financial Officer, Mr. Law Jia Ming and sole Member of our Board of Directors Mr. Leong Will Liam do not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Law and Mr. Leong do not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer, Chief Financial Officer and director, who will receive no commissions. There is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares of our Company's offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCMarkets.com OTC Markets. The OTC Markets is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Markets is not an issuer listing service, market or exchange. Although the OTC Markets does not have any listing requirements per se, to be eligible for quotation on the OTC Markets, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Markets that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

If our common stock becomes listed and a market for the stock develops, the actual price of our shares will be determined by prevailing market prices at the time of the sale.

We cannot assure you that there will be a market in the future for our common stock. The trading of securities on the OTCQB is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this offering is about $117,259.60. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Markets. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. We estimate the costs associated with being a publicly traded company in the next 12 months will be approximately $75,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Markets.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  changes in key personnel;
  entry into new geographic markets;
  actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  announcements relating to litigation;
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  the development and sustainability of an active trading market for our common stock;
  future sales of our common stock by our officers, directors and significant stockholders; and
  changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

In the event that our shares are traded, they may trade under $5.00 per share and thus will be a penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional members, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some Members. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their Members buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

SUMMARY OF FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The only periods below which have been audited are those for the years ended March 31, 2019, 2018, and as of March 31, 2019 and 2018. All other periods are unaudited.

Statement of Operations (Summary)

	6 Months ended September 30		3 Months ended September 30		Year ended March 31
	2019	2018	2019	2018	2019	2018
Revenue	$225,014	$148,166	$167,669	$67,593	$249,527	$396,746
Cost of Revenue	($146,619)	($52,558)	($126,203)	($29,818)	($85,736)	($174,628)
Gross Profit	$78,395	$95,608	$41,466	$37,775	$163,791	$222,118
Gross Profit Margin	34.84%	64.53%	24.73%	55.89%	65.64%	55.98%
General & Administrative Expenses	($210,274)	($163,936)	($108,622)	($87,672)	($419,605)	($481,454)
Income/(loss) from Operation	($131,879)	($68,328)	($67,156)	($49,897)	($255,814)	($259,336)
Operating Profit/(loss) Margin	(58.61%)	(46.12%)	(40.05%)	(73.82%)	(102.52%)	(65.37%)

Balance Sheet (Summary)

	As of September 30, 2019	As of March 31, 2019	As of March 31, 2018
Current Assets	$142,071	$151,152	$50,796
Non-Current Assets	$386,576	$126,754	$2,324
Current Liabilities	$1,121,651	$929,572	$731,219
Non-Current Liabilities	$78,405	$47,054	$67,662
Shareholders’ Deficit	$813,480	$698,720	$745,761
Working Capital Deficit	$979,580	$778,420	$680,423

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1.07 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements appear in several places in this Prospectus, including, without limitation, “Management’s Discussion and Analysis” These statements are not guaranteed of future performance and involve risks, uncertainties and requirements that are difficult to predict or are beyond our control. Forward-looking statements speak only as of the date of this Prospectus. You should not put undue reliance on any forward-looking statements. We strongly encourage investors to carefully read the factors described in this Prospectus in the section entitled “Risk Factors” for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements. The following should also be read in conjunction with the unaudited Financial Statements and notes thereto that appear elsewhere in this Prospectus.

Company Overview

We share the same business plan as that of our subsidiaries. We are engaged in the production and sale of food products, specifically dessert created and sold through various restaurants that we operate in Malaysia. We sell our goods under our brand name “Sweet Hut.” We have four dessert restaurant chains and one central kitchen.

Results of Operations

For the years ended March 31, 2019 and 2018

For the years ended March 31, 2019 and 2018, the Company has generated revenue of $249,527 and $396,746 respectively. We have incurred a cost of revenue for the aforementioned periods of $85,736 and $174,628 respectively. For the years ended March 31, 2019 and 2018 gross profits were $163,791 (or a gross profit margin of 65.64%) and $222,118 (or a gross profit margin of 55.98%) respectively.

When comparing the year ended March 31, 2018 to March 31, 2019, our revenue decreased by $147,219. Similarly, the cost of revenue decreased during that same period by $88,892 and our gross profits decreased by $58,327. We believe this was primarily caused by the closure of four of our branches, one branch was closed in January 2018, two branches were closed in February 2018, and one more branch was closed in September 2018.

For the years ended March 31, 2019 and 2018, the Company incurred general and administrative expenses of $419,605 and $481,454 respectively, which resulted in losses from operations of $255,814 and $259,336 for the years ended March 31, 2019 and 2018 respectively. A significant portion of the general and administrative expenses consist of utility, rent and salary expenses.

For the years ended March 31, 2019 and 2018, the Company generated other income in the amount of $3,671 and $39,983 respectively, which primarily consisted of logistic income from lorry rental during idle periods contra by business loans and purchase interest which progressively declined over the repayment period. The aforementioned has resulted in a net loss of $252,143 and $219,353 for the years ended March 31, 2019 and 2018 respectively.

For the three and six months ended September 30, 2019 and 2018

For the three months ended September 30, 2019 and 2018, the Company generated revenue in the amount of $167,669 and $67,593 respectively, while incurring a cost of revenue of $126,203 and $29,818, respectively, which resulted in gross profit of $41,466 and $37,775, respectively, or a gross profit margin of 24.73% and 55.89%, respectively.

For the six months ended September 30, 2019 and 2018, the Company generated revenue in the amount of $225,014 and $148,166 respectively, while incurring a cost of revenue of $146,619 and $52,558, respectively, which resulted in gross profit of $78,395 and $95,608, respectively, or a gross profit margin of 34.84% and 64.53%, respectively.

The Company has seen an improvement in the revenue of the Company for the three and six months ended September 30, 2019 when compared to the same periods from the previous year. We believe the primary contributing factors to be growth in the food delivery market and services. However, despite the significant improvement of $100,076 and $76,848 in the revenue of the three and six months ended September 30, 2019, the Company is experiencing a significant decline in gross profit margin as food delivery intermediaries tend to charge on average 30% on the food bill, which directly impact the Company’s gross profit margin.

For the three months ended September 30, 2019 and 2018, the Company has incurred general and administrative expenses of $108,622 and $87,672, respectively.

For the six months ended September 30, 2019 and 2018, the Company has incurred general and administrative expenses of $210,274 and $163,936, respectively.

General and administrative expenses primarily consist of the lease expenses for the central kitchen and branch locations, employee salaries, and utility expenses.

For the three months ended September 30, 2019 and 2018, the Company has generated a minor other income of $235 and $3,827 respectively.

For the six months ended September 30, 2019, the Company has incurred other expenses of $500 and generated other income of $7,763 respectively.

Other income and expenses primarily consist of idle motor vehicle rental income, and interest income from the bank while other expenses included finance costs related to the business loan and hire purchase.

As a result, the Company has incurred a net loss of $66,921 and $46,070 for the three months ended September 30, 2019 and 2018 respectively. When comparing the six months ended September 30, 2019 to that of 2018, our financial performance has further declined, whereas we have incurred a cumulative year to date net loss of $132,379 and $60,565 respectively.

We believe the worsened financial condition of the company is due to the increase in our cost of sales and decline in gross profit margin due to the introduction of food delivery services resulting in what we believe to be declining restaurant sales.

Liquidity and Capital Resources

For the years ended March 31, 2019 and 2018

The Company’s cash and cash equivalent has increased by a figure of $60,469. It increased from $2,701 as of March 31, 2018 to $63,170 as of March 31, 2019. The Company estimates current cash and cash equivalent are not sufficient to meet the working capital requirement for the next twelve months, thus the Company is relying on the result of this offering and further loans from director(s) to fund operations. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

Operating Cash Flow

For the years ended March 31, 2019 and 2018, the Company has realized an operating cash flow of $277,362 and $47,188 respectively. The significant decrease in operating cash flow for 2018 is primarily due to a greater net loss, increase in accounts receivable, inventories, prepaid expenses, decrease in accounts payable and accrued liabilities.

Investing Cash Flow

For the year ended March 31, 2019, the Company has invested $140,803 in renovating its central kitchen. The Company has not invested nor generated any cash flows from investing activities for the year ended March 31, 2018.

Financing Cash Flow

For the years ended March 31, 2019 and 2018, the Company has received $478,772 and $24,642 in cash flows from financing activities. The increase of $454,130 in financing cash flow is primarily due to proceed for issuance of share, advances from director contra by repayment to related parties, principal repayment of hire purchase and bank loan.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders and director. Management believes the existing shareholders and director, or external financing will provide the additional cash to meet the Company’s obligations as they become due.

For the three and six months ended September 30, 2019 and 2018

The Company’s cash and cash equivalents have decreased by $17,511, from $63,170 as of March 31, 2019 to $45,659 as of September 30, 2019. The Company estimates current cash and cash equivalent are not sufficient to meet the Company’s working capital requirement for the next twelve months, thus the Company relies significantly on the result of this offering and further loans from director(s). The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

Operating Cash Flow

For the six months ended September 30, 2019 and 2018, the Company realized an operating cash flow of $167,114 and $79,695, respectively. Increase in operating cash outflow is primarily due to a greater net loss, increase in accounts receivables, prepaid expenses, accrued liabilities, lease liabilities, income tax payable contra by increase in account payable and decrease in inventory.

Investing Cash Flow

For the six months ended September 30, 2019 and 2018, the Company invested $28,604 and $2,368 in investing cash flow, which primarily consisted of renovation expenditure incurred for its central kitchen location.

Financing Cash Flow

For the six months ended September 30, 2019 and 2018, the Company received $178,851 and $95,176 in financing cash flow, primarily from advances inflow from related parties and directors and minor outflow of hire purchases and business loan principal repayments.

Off-Balance Sheet Arrangement

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders as of September 30, 2019 and March 31, 2019.

Contractual Obligation

As a smaller reporting company we are not required to provide the aforementioned information.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Food and Beverage Industry in Malaysia

The current business plan of Synergy Empire Limited is limited to Malaysia, although the Company may expand into other countries in the coming years. Given that the demand for our services will be limited to Malaysia initially, we will focus solely on the Food and Beverage as well as Foodservice Industry within Malaysia.

Malaysia, over the last decade, has earned itself a reputation of becoming a food lover’s haven and this is due to the wide variety of exotic cuisine available which are derived from the country’s diverse ethnicities and its corresponding cultural composition. (British Malaysian Chamber of Commerce, 2017)

The Malaysian food and beverage (F&B) industry is a fast-growing industry characterized by a large export market. The F&B industry accounted for approximately 9.8% of Malaysia’s exports in 2017 (Italian Trade Agency, 2018). Malaysia is also heavily dependent on imports of many staples including rice and most meat and seafood for domestic consumption. Food imports accounted for 7.8% of total imports in 2017. (Italian Trade Agency, 2018)

The Malaysian food industry is as diverse as the cultures in Malaysia with a wide range of processed food catering to Asian tastes. This industry is predominantly Malaysian-owned, dominated by small and medium scale companies (SMEs). Aside from the SMEs, there are many notable foreign and multinational corporations producing processed food products in Malaysia. (Italian Trade Agency, 2018)

Foodservice Industry in Malaysia

In Malaysia, a rich culture of food heritage has enabled the local food service industry to flourish. The industry is expected to continue its excellent performance due to the growth of urbanization and changing lifestyles. It is also being supported by substantial promotion in the tourism industry whereby tourists are responsible for major expenditures in the foodservice industry (Cardas Research & Consulting Sdn Bhd, 2015).

Over the past 10 years, the foodservice industry in Malaysia grew positively as a result of growing sophistication and affluence amongst consumers which contributed to the rise in Malaysia’s foodservice sales (Agriculture and Agro-Food Canada, 2014). The economy of Malaysia is continuing to grow alongside the foodservice industry, as consumers are expected to spend more on consumer foodservice as their disposable incomes increase going into the future (Agriculture and Agro-Food Canada, 2014).

The Malaysian economy recorded a sterling growth of 5.7% during the first six months of 2017 underpinned by strong domestic demand. (Treasury, Malaysia Government, 2018) Accordingly, the income per capita increased 3.93% from $9,435 in 2016 to $9,806 in 2017. (Focus Economics, 2018)

Sources:

British Malaysian Chamber of Commerce. (2017) Doing Business in Malaysia. Retrieved from:http://www.ukabc.org.uk/wp-content/uploads/2017/07/BMCC-Doing-Business-Guide.pdf

Italian Trade Agency. (2018) FOOD AND BEVERAGES MARKET REPORT IN MALAYSA. Retrieved from: https://www.ice.it/it/sites/default/files/inline-files/Nota%20Mercato%20Agroalimentare%20-%20Malesia%20-%202018.pdf

Cardas Research&Consulting Sdn Bhd. (2015) Food&Dining Market Malaysia: An Overview. Retrieved from: http://www.crcg.com.my/wp-content/uploads/2017/04/Food-and-Dining-Market-Malaysia-Overview_2015_Report_Final_Sample.pdf

Agriculture and Agro-Food Canada. (2014) Foodservice Profile – Malaysia. Retrieved from: http://www.agr.gc.ca/resources/prod/Internet-Internet/MISB-DGSIM/ATS-SEA/PDF/6519-eng.pdf

Treasury, Malaysia Government. (2018) Economic Performance And Prospects. Retrieved from:

www.treasury.gov.my/pdf/economy/er/1718/chapter3.pdf

Focus Economics. (2018) Malaysia Economic Outlook. Retrieved from:

https://www.focus-economics.com/countries/malaysia

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History and Background

Synergy Empire Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on October 17, 2018.

On October 17, 2018, Mr. Leong Will Liam was appointed as President, Secretary, Treasurer and a member of our Board of directors. Also, on October 17, 2018, Mr. Law Jia Ming was appointed as Chief Executive Officer and Chief Financial Officer of the Company.

On October 17, 2018, the Company sold and subsequently issued 900,000 shares of restricted common stock to Mr. Leong Will Liam, our Director, President, Secretary and Treasurer. The price paid per share was $0.30, for aggregate proceeds to the Company of $27,000. Monies from the aforementioned sale of shares went to the Company to be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On January 16, 2019, We, “Synergy Empire Limited,” acquired 100% of the equity interests of Synergy Empire Holding Limited, a company incorporated in republic of the Marshall Islands (“SEHL”), from our director, Mr. Leong Will Liam, in consideration of $1.

SEHL owns 100% of Synergy Empire Limited, a company incorporated in Hong Kong (“SynergyHK”).

On December 31, 2018, SEHL acquired 100% of the equity interests of SynergyHK from our director, Leong Will Liam, in consideration of HK$1 (Equivalent to about $0.13).

On February 21, 2019, SynergyHK acquired 100% of the equity interests of Lucky Star F&B Sdn. Bhd., (“Lucky Star”), a company incorporated in Malaysia on February 9, 2010, from CBA Capital Holdings Sdn Bhd., a Company owned and controlled by our Director, Mr. Leong Will Liam.

Lucky Star is the owner of 100% of the equity interests of SH Dessert Sdn. Bhd. (“SH Dessert”), a company incorporated in Malaysia on February 19, 2016.

We share the same business plan as that of our subsidiaries. We are engaged in the production and sale of food products, specifically dessert created and sold through various restaurants that we operate in Malaysia.

Business Information

Synergy Empire Limited operates entirely through its wholly owned subsidiary, SEHL. It should be noted that our wholly owned subsidiary owns 100% of SynergyHK, which owns 100% of Lucky Star and subsequently owns 100% of SH Dessert, the operating Malaysian companies. Hereafter, collectively refer to as “The Group”.

The following chart shows our company group structure:

The Group manufactures and distributes various dessert ingredients as well as operates a dessert chain. Our executive office is located at No.19, Jalan 12/118B, Desa Tun Razak, 56100 Kuala Lumpur, Malaysia.

We started our business under the brand of “Sweet Hut” in 2010 with our first outlet opening in Kuchai Lama, Kuala Lumpur, Malaysia. We started to manufacture various traditional Chinese desserts such as black glutinous, almond, mango desserts and peanut butter.

The name “Sweet Hut” is derived from the word ‘Sweetheart’. Since food is known as the language of love, we’ve decided to use ‘Sweetheart’ as our business’s signature – a dessert hut filled with love, passion & integrity. Sweet Hut aims to please customers by serving creative and exquisite desserts.

In 2013, our company was awarded “SME100 Award” by SME & Entrepreneurship Magazine. SME100 Awards is an annual recognition programme organized by SME Magazine, naming the fastest moving businesses of the SME sector. To promote recognition of top businesses in a lucrative and dynamic market, the SME100 Awards has served as a symbol which is believed to distinguish the best among the great.

Since 2013, we have grown into a dessert manufacturer and dessert chain under our brand name of “Sweet Hut” in Malaysia.

We are currently operating one centralized kitchen and four restaurant locations in Malaysia. We manufacture and process our own dessert and food in our centralized kitchen with standard procedures and recipes, in order to ensure the food quality and safety for distribution. Our logistic team delivers, via refrigerated trucks, desserts and food to all four restaurant locations after they have been prepared and made ready for delivery. At all of our locations we utilize an internal operational manual in order to comply with all laws applicable to operating a restaurant in Malaysia, which includes, but is not strictly limited to, the Food Act 1983, Food Regulations 1985 and Hygiene Regulations 2009.

甜心
甜品專賣店
sweet hut
Be captivated by the
and full flavours of our
saccharine desserts!
肯定令您着迷的甜品系列！
MADE WITH
LOVE
精心研發
www.sweethuts.com

The pictures shown above display one of our refrigerator trucks.

Layouts, exterior and interior design shown above are one of our four outlets.

We serve a wide range of high-quality desserts in our restaurants, including cakes, puddings and sago as well as hot and cold beverages. All of our products are produced to our secret recipes and standards.

Below are some of our bestselling desserts:

Steam Aloe Vera and Egg White with Papaya	Chocolate Lava Cake

Durian Snow Ice	Caramel Pudding and Coconut Jelly

In addition to serving desserts in our restaurants, we began serving appetizers, main courses and snacks in 2015. Below is the menu we launched October 2018:

JAPANESE SET MEAL
日式料理

*With soup, salad, fruits & lemon tea.
**With soup & fruits.

甜心 sweet hut
With Love & Passion Since 2010

M302 SAUSAGE FRIED RICE COMBO*
RM10.80

M301 CHICKEN TERIYAKI DON*
RM14.80

M303 CHICKEN CURRY KATSU*
RM22.80

M304 SALMON TERIYAKI DON*
RM17.80

M305 TEPPANYAKI CHICKEN DON*
RM15.80

M306TEPPANYAKI SALMON DON*
RM18.80

M307 SALMON FLAKES TAMA DON*
RM15.80

M308 CRAB STICK TAMA DON*
RM13.80

M309 CHICKEN TERIYAKI CURRY UDON*
RM20.80

M310 HUNGRY COMBO*
RM26.80

M311 CRISPY CRAB STICK SALAD**
RM12.80

M312 SALMON FLAKES SALAD**
RM16.80

M313 CHICKEN TERIYAKI SALAD**
RM14.80

SIDE ORDER
ALA CARTE

M314
TAMAGO
RM6.80

M315 CHICKEN
TEPPANYAKI
RM11.80

M320 CRISPY CRAB
STICK SALAD
RM10.80

M316 SALMON TEPPANYAKI
RM12.80

M317 CHICKEN TERIYAKI
RM10.80

M321 SALMON FLAKES SALAD
RM14.80

M318 SALMON TERIYAKI
RM11.80

M319 CHICKEN KATSU
RM13.80

M322 CHICKEN TERIYAKI SALAD
RM12.80

BEVERAGES

R21
RIBENA LONGAN
RM7.80

R22
HONEY GOYA
RM7.80

R23
WATERMELON JUICE
RM6.80

R24
CARROT MILK
RM7.80

R25
ORANGE JUICE
RM8.80

R26
HONEY DEW JUICE
RM7.80

R27 SAHARA
PEACH
MILK SHAKE
RM9.80

R28 AVOCADO
PAPAYA
MILK SHAKE
RM12.80

Malaysia

Sweethut.my   sweethut_malaysia   www.sweethut.com.my

Our corporate website can be found at: www.sweethut.com.my.

Marketing

Currently, we cooperate with online food delivery companies to have our desserts displayed on their platforms in order to promote that our desserts may be delivered by their companies, such as Foodpanda and Grabfood. We regularly update the ‘About Us’ page on our corporate website (http://www.sweethut.com.my/about-us/) to display food delivery companies that are actively delivering our desserts and various menu items.

Our promotional materials are printed and placed on every table of our restaurants. We print new banners and update our promotional materials every month.

In the future, we intend to further enhance our brand recognition by increasing our marketing efforts by placing advertisements across various media channels, including social media and internet platforms.

We plan to hire a marketing officer in order to organize our marketing campaigns and establish public awareness of the Company, however, such plans have not yet been determined in sufficient detail to outline at this time, and remain under development.

Future Plans

In the future, we anticipate acquiring new equipment for the central kitchen, such as a new refrigerator truck, cooking equipment, and refrigerator. This will enhance the stability of the central kitchen, efficiency of the production lines, logistics and inventory storage.

We intend to improve the dining environment of our restaurant locations and our brand image by refurnishing the existing four restaurants one at a time. We intend to change our restaurants’ design over time to keep up with current trends. It is our intention to constantly maintain high standards regarding the upkeep of each of our restaurant locations.

We also intend to further expand our current restaurant network by opening two additional restaurants in strategic shopping malls and the central business district of Kuala Lumpur by March 31, 2020, so as to maintain our market share and increase geographic coverage. Furthermore, we believe that hiring ten to fifteen employees will be sufficient in order to support our future operations.

All of the above plans are anticipated to occur prior to March 31, 2020, but we cannot determine the exact timeline for specific portions of our future plans with any further level of specificity.

Further, we intend to allocate funds to developing new desserts for market penetration and customer retention, although such development will require intensive research & development and testing for overall effectiveness so we cannot accurately gauge any concrete timeline at present.

Employees

As of December 26, 2019, we have twenty-seven full-time and two part-time employees respectively.

We are required to contribute to the Employees Provident Fund (EPF) under a defined contribution pension plan for all eligible employees in Malaysia between the ages of eighteen and seventy. We are required to contribute a specified percentage of the participant’s income based on their ages and wage level. The participants are entitled to all of our contributions together with accrued returns regardless of their length of service with the Company.

The EPF is a social security institution formed according to the Laws of Malaysia, Employees Provident Fund Act 1991 (Act 452) which provides retirement benefits for members through management of their savings in an efficient and reliable manner. The EPF also provides a convenient framework for employers to meet their statutory and moral obligations to their employees.

We intend to hire more staff to assist in the development and execution of our business operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $5.00. The following table sets forth the use of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $1,500,000 as anticipated.

The following planned allocations and disbursements of funds pursuant to this offering are estimates and may not be exact.

Planned Actions	100%	75%	50%	25%
Daily Operating Expenses	$248,000	$143,000	$38,000	$23,000
Advertising and Marketing	$100,000	$70,000	$40,000	$20,000
Renovation of Retailing Outlets	$200,000	$150,000	$100,000	$50,000
Acquisition of Property for Central Kitchen	$400,000	$300,000	$200,000	N/A
Machinery Replacement	$200,000	$150,000	$100,000	$50,000
New Employees	$160,000	$120,000	$80,000	$40,000
Accounting and Consulting Fee	$25,000	$25,000	$25,000	$25,000
Payment for Ongoing Reporting Requirements	$50,000	$50,000	$50,000	$50,000
Offering Expenses	$117,000	$117,000	$117,000	$117,000
Total	$1,500,000	$1,125,000	$750,000	$375,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests. The Company may decide to allocate funds in differing quantities if any of the third-party products we offer for resale are no longer available on terms the Company deems to be appropriate and/or if we are able to achieve any of our planned actions at a price lesser than our predictions. It is possible that some of our estimated expenditures may not be as costly as we believe, in which case any surplus capital would be allocated towards working capital for the funding of day to day operations.

*We estimate the offering expenses to be approximately $117,259.60.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $5.00 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001.

	(100% of the shares are sold in the offering)	(75% of the shares are sold in the offering	(50% of the shares are sold in the offering)	(25% of the shares are sold in the offering)
Offering Price Per Share	$5	$5	$5	$5
Book Value Per Share Before the Offering	$-0.9039	$-0.9039	$-0.9039	$-0.9039
Book Value Per Share After the Offering	$0.5721	$0.2769	$-0.0605	$-0.4497
Net Increase to Original Shareholder	$1.4760	$1.1808	$0.8434	$0.4541
Decrease in Investment to New Shareholders	$4.4279	$4.7231	$5.0605	$5.4497
Dilution to New Shareholders (%)	88.56%	94.46%	101.21%	108.99%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(813,480)
Net proceeds from this offering	$1,500,000
$686,520
Denominator:
Shares of common stock outstanding prior to this offering	900,000
Shares of common stock to be sold in this offering (100%)	300,000
1,200,000

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(813,480)
Net proceeds from this offering	$1,125,000
$311,520
Denominator:
Shares of common stock outstanding prior to this offering	900,000
Shares of common stock to be sold in this offering (75%)	225,000
1,125,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(813,480)
Net proceeds from this offering	$750,000
$(63,480)
Denominator:
Shares of common stock outstanding prior to this offering	900,000
Shares of common stock to be sold in this offering (50%)	150,000
1,050,000

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$(813,480)
Net proceeds from this offering	$375,000
$(438,480)
Denominator:
Shares of common stock outstanding prior to this offering	900,000
Shares of common stock to be sold in this offering (25%)	75,000
975,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholder consist of a total of 100,000 shares of our common stock.

The following table sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by the selling stockholder as of December 26, 2019 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholder may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholder.

Note: The Column titled, “Percent of common stock owned after offering (if all shares are sold)” is calculated under the assumption that 100% of the shares offered by the Company, pursuant to its direct public offering herein, will have been sold.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Leong Will Liam	900,000	100,000	800,000	66.67%
Total	900,000	100,000	800,000	66.67%

*Leong Will Liam is Director, President, Secretary and Treasurer of the Company. He is also our current controlling shareholder.

PLAN OF DISTRIBUTION

The Company has 900,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 100,000 shares of our common stock held by an existing shareholder at a fixed price of $5.00 per share for the duration of the offering. The Company is also registering an additional 300,000 shares of its common stock for sale at the fixed price of $5.00 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Mr. Leong Will Liam and Mr. Law Jia Ming will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Leong Will Liam and Mr. Law Jia Ming and are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Leong Will Liam and Mr. Law Jia Ming will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Leong Will Liam and Mr. Law Jia Ming have not, nor have been within the past 12 months, a broker or dealer, and have not been within the past 12 months, an associated person or persons of a broker or dealer. At the end of the offering, Mr. Leong Will Liam and Mr. Law Jia will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Leong Will Liam and Mr. Law Jia Ming will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 300,000 shares being offered on behalf of the Company itself. The proceeds from the 100,000 shares held by our selling shareholder named herein, if sold, will not go to the Company, but will go to the shareholder directly. The price per share is fixed at $5.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Markets. In order to be quoted on the OTC Markets a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholder must be made at the fixed price of $5.00 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholder may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $5.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $117,259.60. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

*Mr. Leong Will Liam will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mr. Mr. Leong Will Liam’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Please note that at this time Mr. Leong Will Liam intends to sell the Company’s shares prior to selling his own shares, although he is under no obligation to do so. Mr. Leong Will Liam will decide whether shares are being sold by the Company or by Mr. Leong Will Liam himself and will make it clear to investors whether or not the beneficiary of their investment will be himself or the Company.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Synergy Empire Limited”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholder

If you decide to subscribe for any shares in this offering that are offered by the selling shareholder the selling shareholder will inform you, “the purchaser”, of his preferred method of payment and the procedures he has for subscribing. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholder sells shares of his own common stock. Our selling shareholder may or may not decide to reject subscriptions. This is at his own discretion. The selling Shareholder will be responsible for following any applicable laws or regulations in regards to the sale(s) of his own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 450,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 50,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 900,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to receive one vote per every share of common stock they own. At each meeting of the stockholders, each stockholder entitled to vote thereat may vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the Nevada Revised Statutes prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the articles of incorporation and these Bylaws. In the election of directors, and for any other action, voting need not be by ballot.

Preferred Stock

At this time we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a transfer agent.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Matthew McMurdo, Esq. of McMurdo Law Group, LLC, 1185 Avenue of the Americas, 3rd Floor, New York, NY 10036.

The financial statements included in this prospectus and the registration statement have been audited by Total Asia Associates PLT, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The following chart details the address of our various locations that we operate out of, the beginning and end date of the respective lease agreement for each location, the monthly lease payment to be paid for each location, and the party that entered into each lease agreement, as the lessee, for each location. All of the parties listed under “Tenant” are either subsidiaries of the Company or a related party of the Company.

Tenant	Address	Start Date	End Date	Monthly Lease Payment (Value in Malaysian Ringgit)

Lucky Star F&B Sdn Bhd	No.19, Jalan 12/118B, Desa Tun Razak, 56100 Kuala Lumpur, Malaysia.	2/1/2019	1/31/2022	6,900.00

Law Jia Ming	No. 126-G-9, Metro Genting Klang, Jalan Genting Klang, Setapak, 53300 Kuala Lumpur, Malaysia	11/1/2017	10/31/2020	5,700.00

SH Desserts Sdn Bhd	18-0, Jalan Mahogani 1, Bandar Botanic, 41200 Klang, Selangor, Malaysia	3/1/2019	2/28/2021	3,000.00

SH Desserts Sdn Bhd	B-27-G, Jalan C180/1, Dataran C180, 43200 Cheras, Selangor, Malaysia	3/1/2019	2/28/2021	7,000.00

SH Dessert Sdn Bhd	9-G, Jalan Pandan Indah 4/33, Pandan Indah, 55100 Kuala Lumpur, Malaysia	11/9/2019	11//2020	6,000.00

Pertaining to the lease agreement above whereas Mr. Law Jia Ming is the tenant, the Company has informally agreed to cover any costs pertaining to this lease agreement for this particular location.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

Lucky Star F&B Sdn Bhd., has registered the “Sweet Hut” logo below with the Intellectual Property Corporation of Malaysia. Use of the trademark expires on March 25, 2020. The Company may elect to extend its right to the trademark and intends to do so prior to expiration.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Law Jia Ming	32	Chief Executive Officer, Chief Financial Officer
Leong Will Liam	41	Director, President, Secretary and Treasurer

Law Jia Ming - Chief Executive Officer (CEO), Chief Financial Officer (CFO)

Mr. Law Jia Ming has been our CEO and CFO since October 17, 2018. Mr. Law holds a bachelor’s degree of Business in Marketing from University of Queensland (Australia).

Mr. Law has been engaged in the food and beverage industry since February 2010. From February 2010, he has been the CEO of Lucky Star F&B Sdn Bhd, our wholly owned subsidiary. After working for 6 years in food production, research and development, operational finance and logistic design of food and beverage wholesale industry in Malaysia, he founded our other wholly owned subsidiary, SH Dessert Sdn Bhd in February 2016, which is mainly focused on setting up dessert outlets and receiving franchising fees from the franchisees. He acts as the CEO of SH Dessert Sdn Bhd since February 2016 and his responsibility in the company is to oversee the operation of the company and develop businesses in Asia.

Mr. Law’s experience in corporate management and business development in food and beverage industry, has led the Board of directors to reach the conclusion that he should serve as CEO and CFO of the Company.

Leong Will Liam - Director, President, Secretary and Treasurer

Mr. Leong has been our director, president, secretary and treasurer since October 17, 2018. Mr. Leong graduated from University of London with a bachelor degree in banking and finance in 2000.

From 2000 to 2002, he worked as a banking officer in Citibank Berhad, a licensed commercial bank operating in Malaysia. His responsibilities were client repayment ability evaluation in a loan application, customer relationship maintenance and oversight of daily banking operation. From 2003 to 2004, he worked in HSBC Bank Malaysia Bhd as a manager in banking consumer product division. He was responsible for develop new products with the design and engineering team, promoting and marketing the products with the marketing team and outsourced vendors. Furthermore, he performed cost and profit analysis for those financial products with the financial analysis model, and presented the management team with his analysis. From 2005 to 2008, he worked at Diligent Aspect Sdn Bhd as a general manager, where his responsibilities consisted of overseeing daily operation of outsourced banking agents, coordinating key performance goals development, and ensuring the implementation and review of sale tactical programs. From 2009 to 2014, he worked as Chief Operating Officer at Caccina Sofa Manufacturer (M) Sdn Bhd and was mainly responsible for the implementation and evaluation of key investment opportunities in equipment and infrastructure across the Asia region. From 2015 to the present, he continues to act as the director of CBA Capital Holdings Sdn Bhd. He is responsible for audit and internal control procedure of CBA Capital Holdings Sdn Bhd. Furthermore, he develops corporate fundraising strategies and models for the company, and ensures the correct implementation of fundraising strategies and models.

Mr. Leong’s experience in the financial industry and corporate management, has led the Board of directors to reach the conclusion that he should serve as a director, president, secretary and treasurer of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

*The below figures are in relation to our last two fiscal years and are regarding any officers or directors.

Summary Compensation Table:

Name and principal position (a)	Period ended March 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Law Jia Ming, Chief Executive Officer, Chief Financial Officer	2019	14,693	-	-	-	-	-	-	14,693
	2018	14,470	-	-	-	-	-	-	14,470

Leong Will Liam, Director	2019	-	-	-	-	-	-	-	-
	2018	-	-	-	-	-	-	-	-

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of December 26, 2019, the Company has 900,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Law Jia Ming, Chief Executive Officer, Chief Financial Officer	-	0%	-	-	0%
Leong Will Liam, Director, President, Secretary and Treasurer	900,000	100%	-	-	100%
5% Shareholders
N/A	-	-	-	-	-

*Officers and or Directors who may hold a 5% or greater controlling interest in the Company are included above, but only under the subtitle, “Executive Officers and Directors.”

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 17, 2018, the Company sold and subsequently issued 900,000 shares of restricted common stock to Mr. Leong Will Liam, our Director, President, Secretary and Treasurer. The price paid per share was $0.30, for aggregate proceeds to the Company of $27,000. Monies from the aforementioned sale of shares went to the Company to be used as working capital.

Regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On January 16, 2019, We, “Synergy Empire Limited,” acquired 100% of the equity interests of Synergy Empire Holding Limited, a company incorporated in republic of the Marshall Islands (“SEHL”), from our director, Mr. Leong Will Liam, in consideration of $1.

SEHL owns 100% of Synergy Empire Limited, a company incorporated in Hong Kong (“SynergyHK”).

On December 31, 2018, SEHL acquired 100% of the equity interests of SynergyHK from our director, Leong Will Liam, in consideration of HK$1 (Equivalent to about $0.13).

On February 21, 2019, SynergyHK acquired 100% of the equity interests of Lucky Star F&B Sdn. Bhd., (“Lucky Star”), a company incorporated in Malaysia on February 9, 2010, from CBA Capital Holdings Sdn Bhd., a Company owned and controlled by our Director, Mr. Leong Will Liam.

Lucky Star is the owner of 100% of the equity interests of SH Dessert Sdn. Bhd. (“SH Dessert”), a company incorporated in Malaysia on February 19, 2016.

As of March 31, 2019, the Company has an outstanding loan payable to our CEO, Mr. Law Jia Ming, in the amount of $216,911. For the six months ended September 30, 2019, Mr. Law Jia Ming has advanced the Company an additional $60,103 to be used for working capital. The Company has a total outstanding loan payable to our CEO, in the amount of $271,120. Mr. Law Jia Ming was a director of our subsidiaries, Lucky Star F&B Sdn. Bhd. and SH Desserts Sdn Bhd., until February 21, 2019 and July 1, 2019 respectively. He has been our CEO and CFO since October 17, 2018.

As of March 31, 2019, the Company has an outstanding loan payable to Mr. Leong Will Liam, our President and Director, in the amount of $499,261. This is inclusive of an amount due to CBA Capital Holdings Sdn. Bhd, a company owned and controlled solely by Mr. Leong Will Liam. The portion of the above total owed directly to CBA Capital Holdings Sdn. Bhd. is $24,822. For the six months ended September 30, 2019, Mr. Leong Will Liam has advanced the Company an additional $127,645 to be used for working capital. As of September 30, 2019, the Company has an outstanding loan payable to our President and Director, in the amount of $614,618.

All aforementioned loans and advancement are non-interest bearing and payable on demand. The difference in aforementioned figures are caused by foreign translation difference.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to the period from inception to our most recent fiscal quarter end.

From October 17, 2018 (Inception) to September 30, 2019
Audit fees	$37,000
Audit related fees	-
Tax fees	-
All other fees	-
Total	$37,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None.

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F2

CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2019 AND 2018	F3

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS) FOR THE YEARS ENDED MARCH 31, 2019 AND 2018	F4

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED MARCH 31, 2019 AND 2018	F5

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED MARCH 31, 2019 AND 2018	F6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	F7 – F16

- F1 -

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak 50400, Kuala Lumpur Tel: (603) 2733 9989

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Synergy Empire Limited

No. 19, Jalan 12/118B

Desa Tun Razak

56100 Kuala Lumpur, Malaysia

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Synergy Empire Limited (the ‘Company’) as of March 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the each of the two years in the period ended March 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2019 and 2018, and the results of its operations and its cash flows for the each of the two years in the period ended March 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company suffered an accumulated deficit of $939,601 and $687,458 as of March 31, 2019 and 2018 respectively. For the years ended March 31, 2019 and 2018, the Company suffered from a net loss of $252,143 and $219,353 respectively. Furthermore, the Company recorded a negative working capital of $778,420 and $680,423 as of March 31, 2019 and 2018 respectively. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ TOTAL ASIA ASSOCIATES PLT

TOTAL ASIA ASSOCIATES PLT

We have served as the Company’s auditor since 2018.

Kuala Lumpur, Malaysia

Date: December 19, 2019

- F2 -

SYNERGY EMPIRE LIMITED.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of share)

	As of March 31, 2019	As of March 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$63,170	$2,701
Trade receivables, net	45,827	29,357
Prepaid expenses and deposits	23,639	18,738
Inventories	18,516	-
TOTAL CURRENT ASSETS	$151,152	$50,796

NON-CURRENT ASSETS
Plant and equipment, net	126,754	2,324
TOTAL ASSETS	$277,906	$53,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,216	$29,131
Accrued expenses and other payables	189,193	449,087
Hire purchase	2,650	7,023
Bank borrowing	14,341	11,295
Amount due to related parties	216,911	234,683
Amount due to a director	499,261	-
TOTAL CURRENT LIABILITIES	$929,572	$731,219

NON-CURRENT LIABILITIES
Hire purchase	-	2,799
Bank borrowing	47,054	64,863
TOTAL LIABILITIES	$976,626	$798,881

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001; Authorized: 50,000,000 None issued and outstanding	$-	$-
Common stock – Par value $0.0001; Authorized: 450,000,000 Issued and outstanding: 900,000 shares as of March 31, 2019	90	24,822
Additional paid-in capital	284,093	-
Accumulated other comprehensive loss	(43,302)	(83,125)
Accumulated deficit	(939,601)	(687,458)
TOTAL STOCKHOLDERS’ DEFICIT	$(698,720)	$(745,761)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$277,906	$53,120

The accompanying notes are an integral part of these audited consolidated financial statements.

- F3 -

SYNERGY EMPIRE LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the Years Ended, March 31
	2019	2018

REVENUE	$249,527	$396,746
COST AND EXPENSES:
Cost of revenue	(85,736)	(174,628)
General and administrative expenses	(419,605)	(481,454)
Total operating costs and expenses	(505,341)	(656,082)
Loss from operations	(255,814)	(259,336)

Other income, net	3,671	39,983

Loss before income tax	(252,143)	(219,353)

Income tax expense	-	-

Net loss	(252,143)	(219,353)

Foreign currency translation income/(loss)	39,823	(80,891)

Total comprehensive loss	$(212,320)	$(300,244)

Net loss per share, basic and diluted	$(0.52)	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	409,315	-

The accompanying notes are an integral part of these audited consolidated financial statements.

- F4 -

SYNERGY EMPIRE LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE LOSS	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of Shares	Amount
Balance as of March 31, 2017	-	$24,822	$-	$(2,234)	$(468,105)	$(445,517)
Net loss for the year 2018	-	-	-	-	(219,353)	(219,353)
Foreign currency translation	-	-	-	(80,891)	-	(80,891)
Balance as of March 31, 2018	-	$24,822	$-	$(83,125)	$(687,458)	$(745,761)
Elimination	-	(24,822)	-	-	-	(24,822)
Share issuance on October 17, 2018	900,000	90	26,910	-	-	27,000
Loan forgiveness on January 21, 2019	-	-	257,183	-	-	257,183
Net loss for the year 2019	-	-	-	-	(252,143)	(252,143)
Foreign currency translation	-	-	-	39,823	-	39,823
Balance as of March 31, 2019	900,000	$90	$284,093	$(43,302)	$(939,601)	$(698,720)

The accompanying notes are an integral part of these audited consolidated financial statements.

- F5 -

SYNERGY EMPIRE LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the Year Ended March 31, 2019	For the Year Ended March 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(252,143)	$(219,353)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expenses	16,280	8,635
Changes in operating assets and liabilities:
Decrease/(Increase) in accounts receivable	(18,035)	(5,618)
Decrease/(Increase) in inventories	(18,511)	9,102
Decrease/(Increase) in prepaid expenses	(5,902)	3,333
Increase/(Decrease) in accounts payable	(20,573)	(6,759)
Increase/(Decrease) in accrued liabilities	21,522	163,472
Net cash flows used in operating activities	(277,362)	(47,188)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(140,803)	-
Net cash flows used in investing activities	(140,803)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share on October 17, 2018	27,000	-
(Repayment to)/advance from related parties	(5,222)	39,344
Advance from directors	474,329	-
Principal repayments of hire purchase	(6,646)	(6,347)
Principal repayments of bank loan	(10,689)	(8,355)
Net cash flows provided by financing activities	478,772	24,642

Effect of exchange rate changes in cash and cash equivalents	(138)	1,772

Net changes in cash and cash equivalents	60,469	(20,774)
Cash and cash equivalents, beginning of year	2,701	23,475

CASH AND CASH EQUIVALENTS, END OF YEAR	$63,170	$2,701

SUPPLEMENTAL CASH FLOWS INFORMATION

Income taxes paid	$-	$-
Interest paid	$7,263	$9,715

The accompanying notes are an integral part of these audited consolidated financial statements.

- F6 -

SYNERGY EMPIRE LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MARCH 31, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	ORGANIZATION AND BUSINESS BACKGROUND

Synergy Empire Limited (“the Company”) was incorporated under the laws of the State of Nevada on October 17, 2018. We have historically conducted our business through Lucky Star F&B Sdn. Bhd. and SH Dessert Sdn. Bhd, both are private limited liability company, incorporated in Malaysia.

On January 16, 2019, the Company acquired 100% of the equity interests of Synergy Empire Holding Limited, a company incorporated in Republic of the Marshall Islands (“Synergy Empire Marshall”).

On December 31, 2018, Synergy Empire Marshall acquired 100% of Synergy Empire Limited, a limited liability company incorporated in Hong Kong (“Synergy Empire HK”).

On February 21, 2019, Synergy Empire HK acquired 100% of the equity interests of Lucky Star F&B Sdn. Bhd., a limited liability company incorporated in Malaysia (“Lucky Star”).

Lucky Star acquired 100% of the equity interests of SH Dessert Sdn. Bhd., a limited liability company incorporated in Malaysia (“SH Dessert”) by Lucky Star on February 19, 2016.

Mr. Leong Will Liam is the common director and major shareholder of the Company, Synergy Empire Marshall, Synergy Empire HK, Lucky Star and SH Dessert. As a result of this common ownership and in accordance with the FASB Accounting Standards Codification Section 805 “Business Combination”, the transaction is being treated as a combination between entities under common control. The recognized assets and liabilities were transferred at their carrying amounts at the date of the transaction. The equity accounts of the combining entities are combined. Further, the companies will be combined retrospectively for prior year comparative information as if the transaction had occurred on April 1, 2017.

The Company, through its wholly owned subsidiaries, produce and distribute high quality dessert through Lucky Star and operate four restaurants through SH Dessert. Details of the Company’s subsidiaries:

No.	Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	Synergy Empire Holding Limited	Marshall Islands, October 22, 2018	1 Share of Ordinary Share, US$1 each	Investment Holding

2	Synergy Empire Limited	Hong Kong, October 18, 2018	1 Share of Ordinary Share, HKD1 each	Investment Holding

3	Lucky Star F&B Sdn. Bhd.	Malaysia, February 9, 2010	100,000 Share of Ordinary Share, MYR1 each	Dessert Producer and Distributor

4	SH Dessert Sdn. Bhd.	Malaysia, February 19, 2016	100 Share of Ordinary Share, MYR1 each	Restaurant Operator

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and balances were eliminated in consolidation.

- F7 -

Below is the organization chart of the Group.

Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

Our deposit in Hong Kong is currently deposit in CMB Wing Lung Bank Limited, and there is a Deposit Protection Scheme protects our eligible deposits held with bank in Hong Kong which is members of the Scheme. The scheme will pay us a compensation up to a limit of Hong Kong Dollars (“HKD”) 500,000, which is equivalent to $64,516, if CMB Wing Lung Bank fails.

Our deposit in Malaysia is currently deposit in Public Bank Berhad and Standard Chartered Bank (Malaysia) Berhad, and there is a Perbadanan Insurans Deposit Malaysia protects our eligible deposits held with bank in Malaysia which is members of the Scheme. The scheme will pay a compensation up to a limit of Malaysia Ringgit (“MYR”) 250,000 per deposit per member bank, which is equivalent to $61,234, if the aforementioned banks fails.

Plant and Equipment

Plant and equipment are stated at cost, with depreciation and amortization provided using the straight-line method over the following estimated depreciation rate:

Asset Categories	Annual Depreciation Rate
Renovation	10%
Office and kitchen equipment	10%
Motor vehicle	20%

- F8 -

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenue in the consolidated statements of operations and comprehensive income (loss).

Revenue recognition

Revenue is generated through sale of goods and delivery services. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the sale of product upon shipment or delivery of the products to the customer. The Company doesn’t allow return of the products purchased or refund unless the food delivered is spoilt.

Cost of revenue

Cost of revenue includes the purchase cost of raw material for manufacturing and distribute to customers and packing materials. It includes purchasing and receiving costs, internal transfer costs, other costs of distribution network, opening and closing inventory net off discount received and return outwards in cost of revenue.

Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

- F9 -

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations and comprehensive income (loss).

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company’s subsidiary maintains its books and record in the respective local currency, Hong Kong Dollars (“HK$”) and Malaysian Ringgits (“MYR”), which is the respective functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	For the years ended March 31
	2019	2018
Period-end MYR : US$1 exchange rate	4.08	3.86
Period-average MYR : US$1 exchange rate	4.08	4.15
Period-end/Period-average HK$ : US$1 exchange rate	7.75	7.75

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1 : Observable inputs such as quoted prices in active markets;

Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of March 31, 2019, and 2018, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

Net Income/(Loss) per Share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

- F10 -

Recently Issued Accounting Standards

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. Most prominent among the amendments is the recognition of assets and liabilities by lessees for those leases classified as operating leases under current U.S. GAAP. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. As required by the standard, the Company will adopt the provisions of the new standard effective April 1, 2019, using the required modified retrospective approach. We believe the adoption will not have a material impact on our financial statements.

In September 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which replaces the incurred-loss impairment methodology and requires immediate recognition of estimated credit losses expected to occur for most financial assets, including trade receivables. Credit losses on available-for-sale debt securities with unrealized losses will be recognized as allowances for credit losses limited to the amount by which fair value is below amortized cost. ASU 2016-13 is effective for the Company beginning January 1, 2020 and early adoption is permitted. The Company does not believe the potential impact of the new guidance and related codification improvements will be material to its financial position, results of operations and cash flows.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

3. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The company having accumulated deficit of $939,601 and $687,458 as of March 31, 2019 and March 31, 2018 respectively. For the years ended March 31, 2019 and 2018, the Company suffered from a net loss of $252,143 and $219,353 respectively. Furthermore, the Company recorded a negative working capital of $778,420 and $680,423 as of March 31, 2019 and 2018 respectively.

The Company’s cash position is not significant to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire financial support from its shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

4. PREPAID EXPENSES AND DEPOSITS

	As of March 31
	2019	2018
Rental deposits	$21,848	$16,846
Prepaid expenses	1,791	1,892
Total	$23,639	$18,738

The rental deposits represented the deposit of the tenancy agreements as of March 31, 2019 and 2018. Prepaid expenses represented the deposit payments of public utilities, such as electricity, telephone, water supplies.

5. INVENTORIES

	As of March 31
	2019	2018
Raw material, at cost	$18,516	$-

For the years ended March 31, 2019 and 2018, we had written off $0 and $14,140 of inventories respectively. The reason for written off was the raw material was stored beyond the recommended expiry dates.

- F11 -

6. PLANT AND EQUIPMENT

	As of March 31
	2019	2018
Renovation	$138,396	$-
Office equipment	1,390	-
Kitchen equipment	1,052	-
Motor vehicle	43,851	46,328
Total plant and equipment	$184,689	$46,328
Less: Accumulated depreciation	(57,935)	(44,004)
Total plant and equipment	$126,754	$2,324

The depreciation expenses for the years ended March 31, 2019 and 2018 amounted to $16,280 and $8,635 respectively.

7. ACCRUED EXPENSES AND OTHER PAYABLES

	As of March 31
	2019	2018
Accrued expenses	$71,986	$53,480
Other payables	117,207	131,659
Loan from third parties	-	263,948
Total	$189,193	$449,087

Accrued expenses for the years ended March 31, 2019 and 2018 consisted of accrued salary, rental, utilities bills, audit fee, while other payables consisted of some third-party loans. The loan from third-party is unsecured, non-interest bearing and payable on demand.

8. AMOUNT DUE TO RELATED PARTIES

As of March 31, 2019 and 2018, the Company has an outstanding loan payable to our CEO, Mr. Law Jia Ming of $216,911 and $234,683 respectively. This loan is unsecured, non-interest bearing and payable on demand. Mr. Law Jia Ming was a director of our subsidiaries, Lucky Star F&B Sdn. Bhd. and SH Desserts Sdn Bhd., until February 21, 2019 and July 1, 2019 respectively. He has been our CEO and CFO since October 17, 2018.

Amount due to related party, Mr. Law Jia Ming
Balance as of March 31, 2017	$168,002
Advances to the Company for working capital purpose	39,345
Foreign currency translation	27,336
Balance as of March 31, 2018	$234,683
Repayment to related party	(5,222)
Foreign currency translation	(12,550)
Balance as of March 31, 2019	$216,911

For the year ended March 31, 2018, our CEO and CFO, Mr. Law Jia Ming has further advanced $39,345 to the Company for working capital purpose while receiving a repayment of $5,222 from the Company for the year ended March 31, 2019.

- F12 -

9. AMOUNT DUE TO A DIRECTOR

There is no outstanding loan payable to our sole director, Mr. Leong Will Liam as of March 31, 2018.

As of March 31, 2019, the Company has an outstanding loan payable to Mr. Leong Will Liam amounted $499,261. Of which including an amount due to CBA Capital Holdings Sdn. Bhd, a company solely owned and controlled by Mr. Leong Will Liam, amounted to $24,822, which is the consideration accrued by Company to acquired Lucky Star from its existing shareholder, paid by CBA Capital Holdings Sdn. Bhd on behalf of the Company and a loan from directly from Mr. Leong Will Liam amounted $474,439.

Both aforementioned loans are unsecured, non-interest bearing and payable on demand.

For the year ended March 31, 2019, our director, Mr. Leong Will Liam has advanced $22,778 and loaned $451,489 directly to the Company for working capital purpose

Amount due to director, Mr. Leong Will Liam
Balance as of March 31, 2017	$-

Balance as of March 31, 2018	$-
Advances to the Company for working capital purpose	22,778
Loan from director	451,489
Foreign currency translation	172
Balance as of March 31, 2019	$474,439

There is no outstanding loan payable to CBA Capital Holdings Sdn. Bhd., a company wholly owned and controlled by our director, Mr. Leong Will Liam, as of March 31, 2018.

On January 21, 2019, the Company acquired Lucky Star from its existing shareholder for a consideration of $24,822 which was paid by CBA Capital Holdings Sdn. Bhd., a company solely owned and controlled by our sole director, Mr. Leong Will Liam, on behalf of the Company. CBA Capital Holdings Sdn. Bhd. lent and waived an interest-free loan of $257,183 in Lucky Star F&B Sdn. Bhd., our wholly own subsidiary, as contribution and recorded in additional paid in capital.

Amount due to director, CBA Capital Holdings Sdn. Bhd.
Balance as of April 1, 2017	$-

Balance as of March 31, 2018	$-
Acquisition of Lucky Star Sdn Bhd paid on behalf of the Company	24,822
Loan from CBA Capital Holdings Sdn. Bhd.	257,183
Loan forgiveness by CBA Capital Holdings Sdn. Bhd.	(257,183)
Balance as of March 31, 2019	24,822

10. BANK BORROWING

On January 25, 2017, Lucky Star F&B Sdn. Bhd., a wholly owned subsidiary of the Company has acquired a business loan from Standard Chartered Saadiq Berhad, a bank incorporated in Malaysia, amounted to MYR342,834 (approximately $83,972) at annual interest of 6.00% accrue in arrear, for a repayment period of 72 months with interest bearing monthly installment of MYR6,473 (approximately $1,585) which is the sole bank borrowing other than hire purchase obtained by the Company while the last repayment is expected on February 5, 2023.

The outstanding balance of business loan as of March 31, 2019 and 2018 can be summarized as follow:

	As of March 31
	2019	2018
Bank borrowing (Current portion)	$14,341	$11,295
Bank borrowing (Non-current portion)	47,054	64,863
Total	$61,395	$76,158

For the years ended March 31, 2019 and 2018, the Company repaid $10,691 and $8,966 to Standard Chartered Saadiq Berhad respectively.

Maturities of the loan for each of the five years and thereafter are as follows:

- F13 -

Year ending March 31
2020	$14,341
2021	$14,960
2022	$16,614
2023	$15,480
2024	$-
Total	$61,395

11. HIRE PURCHASE

One June 25, 2012, Lucky Star F&B Sdn. Bhd., a wholly owned subsidiary of the Company has acquired a hire purchase loan from Public Bank Berhad, a bank incorporated in Malaysia, to finance the acquisition of a motor vehicle amounted to MYR85,329 (approximately $20,900) at an annual interest rate of 3.34% accrue in arrear, for a repayment period of 60 months with interest bearing monthly installment of MYR1,660 (approximately $407).

On March 10, 2014, Lucky Star F&B Sdn. Bhd., a wholly owned subsidiary of the Company has acquired a hire purchase loan from Affin Bank Berhad, a bank incorporated in Malaysia, to finance the acquisition of a motor vehicle amounted to MYR40,000 (approximately $9,797) at an annual interest rate of 4.60% accrue in arrear, for a repayment period of 60 months with interest bearing monthly installment of MYR820 (approximately $201).

The outstanding balance of hire purchase as of March 31, 2019 and 2018 can be summarized as follow:

	As of March 31
	2019	2018
Hire purchase (Current portion)	$2,650	$7,023
Hire purchase (Non-current portion)	-	2,799
Total	$2,650	$9,822

For the years ended March 31, 2019 and 2018, the Company repaid a total of $6,646 and $6,347 to aforementioned hire purchase creditors respectively.

12. Income Taxes

The income (loss) before income taxes of the Company for the years ended March 31, 2019 and 2018 were comprised of the following:

	For the years ended March 31,
	2019	2018
Tax jurisdictions from:
– Local	$(36,142)	$-

– Foreign, representing:
Marshall Islands (non-taxable jurisdiction)	(1,197)	-
Hong Kong	(507)	-
Malaysia	(214,297)	(219,353)
Loss before income taxes	$(252,143)	$(219,353)

Provision for income taxes consisted of the following:

For the years ended March 31,
	2019	2018

Current:
– Local	$-	$-
– Foreign:
Marshall Islands (non-taxable jurisdiction)	-	-
Hong Kong	-	-
Malaysia	-	-

Deferred:
– Local	-	-
– Foreign	-	-
	$-	$-

 - F14 -

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. During the periods presented, the Company has a number of subsidiaries that operates in different countries and is subject to tax in the jurisdictions in which its subsidiaries operate, as follows:

United States of America

The Tax Act reduces the U.S. statutory corporate tax rate from 35% to 21% for our tax years beginning in 2018, which resulted in the re-measurement of the federal portion of our deferred tax assets as of March 31, 2018 from the 35% to 21% tax rate. The Company is registered in the State of Nevada and is subject to United States of America tax law. As of March 31, 2019, the operations in the United States of America incurred $36,142 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2039, if unutilized. The Company has provided for a full valuation allowance of approximately $7,590 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Hong Kong

Synergy Empire HK operating in Hong Kong are subject to the Hong Kong Profits Tax at the statutory income tax rate of 8.25% on assessable profits up to HK$2,000,000; and 16.5% on any part of assessable profits over HK$2,000,000. For the year ended March 31, 2019, subsidiary in Hong Kong incurred an aggregate operating loss of $507. The cumulative operating losses can be carried forward to offset future taxable income. The Company has provided for a full valuation allowance against the deferred tax assets of $42 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

Lucky Star F&B Sdn. Bhd. and SH Desserts Sdn. Bhd. are subject to the Malaysia Corporate Tax Laws at a two tier corporate income tax rate based on amount of paid up capital. The tax rate 2019 for company with paid-up capital of MYR 2,500,000 (approximately $612,745) or less and that are not part of a group containing a company exceeding this capitalization threshold is 17%, of which reduced from 18% effective from year of assessment 2018 on the first MYR 500,000 (approximately $122,549) taxable profit with the remaining balance being taxed at 24%. For the years ended March 31, 2019 and 2018, Lucky Star F&B Sdn. Bhd. incurred a loss of $113,551 and $73,794 respectively, while SH Desserts Sdn. Bhd. incurred an operating loss of $99,501 and $145,559 respectively, which can be carried forward for seven years to offset its taxable income. As of March 31, 2019, the operations in Malaysia generated $900,715 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss can be carried forward for seven years. The Company has provided for a full valuation allowance against the deferred tax assets of $153,087 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of March 31, 2019 and March 31, 2018:

	As of	As of
	March 31, 2019	March 31, 2018
Deferred tax assets:

Net operating loss carryforwards	$	$
– United States of America	7,590	-
– Marshall Islands	-	-
– Hong Kong	42	-
– Malaysia	153,087	123,743
	160,719	123,743
Less: valuation allowance	(160,719)	(123,743)
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $160,719 as of March 31, 2019. For the year ended March 31, 2019, the valuation allowance increased by $36,976, primarily relating to the loss incurred by Lucky Star F&B Sdn. Bhd and SH Desserts Shd. Bhd.

 - F15 -

13. STOCKHOLDERS’ EQUITY

On October 17, 2018, the founder of the Company, Mr. Leong Will Liam purchased 900,000 shares of restricted common stock of the Company at $0.03 per share for the Company’s initial working capital. Each share was with a par value of $0.0001. All proceeds received are used for the Company’s working capital.

As of March 31, 2019 and 2018, there were 900,000 and nil shares of common stock issued and outstanding respectively. The share capital of $24,822 as of March 31, 2018 reflected the share capital of our wholly-owned subsidiary, Lucky Star F&B Sdn. Bhd.

On January 21, 2019, CBA Capital Holdings Sdn. Bhd. waived an interest-free loan of $257,183 in Lucky Star F&B Sdn. Bhd., our wholly own subsidiary, as contribution and recorded in additional paid in capital. CBA Capital Holdings Sdn. Bhd. is wholly owned by our Director, Mr. Leong Will Liam.

There were no stock options, warrants or other potentially dilutive securities outstanding as of March 31, 2019 and 2018.

14. FOREIGN CURRENCY EXCHANGE RATE

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate post higher or lower income depending on exchange rate converted into US$ at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

15. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2019 up through the date the Company presented these audited financial statements.

- F16 -

Page
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

Condensed Consolidated Balance Sheets as of September 30, 2019 (unaudited) and March 31, 2019 (audited)	F-18

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three and Six Months Ended September 30, 2019 and 2018 (unaudited)	F-19

Condensed Consolidated Statements of Changes in Stockholders’ Equity For THE Six Months Ended September 30, 2019	F-20

Condensed Consolidated Statements of Cash Flows for the Six Months Ended September 30, 2019 and 2018 (unaudited)	F-21

Notes to the Condensed Consolidated Financial Statements (unaudited)	F-22 – F-26

 - F17 -

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SYNERGY EMPIRE LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2019 AND MARCH 31, 2019

(Currency expressed in United States Dollars (“US$”), except for number of share)

	As of September 30, 2019	As of March 31, 2019
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$45,659	$63,170
Trade receivables, net	48,144	45,827
Prepaid expenses and deposits	24,459	23,639
Inventories	23,809	18,516
TOTAL CURRENT ASSETS	$142,071	$151,152

NON-CURRENT ASSETS
Operating lease right of use asset, net	100,575	-
Plant and equipment, net	143,930	126,754
TOTAL ASSETS	$386,576	$277,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$14,303	$7,216
Accrued expenses and other payables	145,855	189,193
Hire purchase	-	2,650
Operating lease liability	62,114	-
Bank borrowing	13,641	14,341
Amount due to related parties	271,120	216,911
Amount due to director	614,618	499,261
TOTAL CURRENT LIABILITIES	$1,121,651	$929,572

NON-CURRENT LIABILITIES
Operating lease liability	38,461	-
Bank borrowing	39,944	47,054
TOTAL LIABILITIES	$1,200,056	$976,626

STOCKHOLDERS’ EQUITY
Preferred stock – Par value $0.0001; Authorized: 50,000,000 None issued and outstanding	-	-
Common stock – Par value $0.0001; Authorized: 450,000,000 Issued and outstanding: 900,000 shares as of September 30, 2019 and 900,000 shares as of March 31, 2019 respectively	90	90
Additional paid-in capital	284,093	284,093
Accumulated other comprehensive loss	(25,683)	(43,302)
Accumulated deficit	(1,071,980)	(939,601)
TOTAL STOCKHOLDERS’ DEFICIT	$(813,480)	$(698,720)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$386,576	$277,906

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

 - F18 -

SYNERGY EMPIRE LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

 (Unaudited)

	Three months ended September 30,		Six months ended September 30,
	2019	2018	2019	2018
REVENUE	$167,669	$67,593	$225,014	$148,166

COST AND EXPENSES:
Cost of revenue	(126,203)	(29,818)	(146,619)	(52,558)
General and administrative expenses	(108,622)	(87,672)	(210,274)	(163,936)
Total operating costs and expenses	(234,825)	(117,490)	(356,893)	(216,494)
Loss from operations	(67,156)	(49,897)	(131,879)	(68,328)

Other income/(loss), Net	235	3,827	(500)	7,763

Loss before income tax	(66,921)	(46,070)	(132,379)	(60,565)

Income tax expense	-	-	-	-

Net Loss	(66,921)	(46,070)	(132,379)	(60,565)

Foreign currency translation income/ (loss)	9,838	19,222	17,619	(17,555)

Comprehensive income (loss)	$(57,083)	$(26,848)	$(114,760)	$(78,120)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.0634)	$-	$(0.1275)	$-

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	900,000	-	900,000	-

See accompanying notes to the unaudited condensed consolidated financial statements.

 - F19 -

SYNERGY EMPIRE LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE LOSS	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of Shares	Amount
Balance as of March 31, 2017	-	$24,822	$-	$(2,234)	$(468,105)	$(445,517)
Net loss for the year 2018	-	-	-	-	(219,353)	(219,353)
Foreign currency translation	-	-	-	(80,891)	-	(80,891)
Balance as of March 31, 2018	-	$24,822	$-	$(83,125)	$(687,458)	$(745,761)
Elimination	-	(24,822)	-	-	-	(24,822)
Share issuance on October 17, 2018	900,000	90	26,910	-	-	27,000
Loan forgiveness on January 21, 2019	-	-	257,183	-	-	257,183
Net loss for the year 2019	-	-	-	-	(252,143)	(252,143)
Foreign currency translation	-	-	-	39,823	-	39,823
Balance as of March 31, 2019	900,000	$90	$284,093	$(43,302)	$(939,601)	$(698,720)
Net loss for the six months ended September 30, 2019	-	-	-	-	(132,379)	(132,379)
Foreign currency translation	-	-	-	17,619	-	17,619
Balance as of September 30, 2019	900,000	$90	$284,093	$(25,683)	$(1,071,980)	$(813,480)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

 - F20 -

SYNERGY EMPIRE LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the six months ended September 30, 2019	For the six months ended September 30, 2018
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(132,379)	$(60,565)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expenses	45,456	-
Changes in operating assets and liabilities:
Decrease/(Increase) in accounts receivable	(3,501)	6,118
Decrease/(Increase) in inventory	(5,833)	(15,822)
Decrease/(Increase) in prepaid expenses	(1,428)	-
Increase/ (Decrease) in accounts payable	7,319	(10,503)
Increase/ (Decrease) in accrued liabilities	(39,373)	(865)
Increase/ (Decrease) in income tax payable	-	1,942
Change in operating lease liability	(37,375)	-
Net cash flows used in operating activities	(167,114)	(79,695)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of plant and equipment	(28,604)	(2,368)
Net cash flows used in investing activities	(28,604)	(2,368)

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from related parties	60,103	114,015
Advance from/(repayment to) directors	127,645	(7,600)
Principal repayments of hire purchase	(2,600)	(3,202)
Principal repayments of bank loan	(6,297)	(8,037)
Net cash flows provided by financing activities	178,851	95,176

Effect of exchange rate changes in cash and cash equivalents	(644)	(485)

Net changes in cash and cash equivalents	(17,511)	12,628
Cash and cash equivalents, beginning of period	63,170	2,701

CASH AND CASH EQUIVALENTS, END OF PERIOD	$45,659	$15,329

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-	$-
Interest paid	$3,099	$275

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

 - F21 -

SYNERGY EMPIRE LIMITED

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(UNAUDITED)

1. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared by management in accordance with both accounting principles generally accepted in the United States (“GAAP”), and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Certain information and note disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information not misleading.

In the opinion of management, the balance sheet as of September 30, 2019 which has been derived from unaudited financial statements and these unaudited condensed consolidated financial statements reflect all normal and recurring adjustments considered necessary to state fairly the results for the periods presented. The results for the six months ended September 30, 2019 are not necessarily indicative of the results to be expected for the entire fiscal year ending March 31, 2020 or for any future period.

These unaudited condensed consolidated financial statements and notes thereto should be read in conjunction with the Management’s Discussion and Analysis and the audited financial statements and notes thereto for the years ended March 31, 2019 and 2018 included in the Form S-1.

2. DESCRIPTION OF BUSINESS AND ORGANIZATION

Synergy Empire Limited (“the Company”, “we”, “us” or “our”) was incorporated under the laws of the State of Nevada on October 17, 2018.We have historically conducted our business through Lucky Star F&B Sdn. Bhd. and SH Dessert Sdn. Bhd, both are private limited liability company, incorporated in Malaysia.

On January 16, 2019, the Company acquired 100% of the equity interests of Synergy Empire Holding Limited, a company incorporated in Republic of the Marshall Islands (“Synergy Empire Marshall”).

On December 31, 2018, Synergy Empire Marshall acquired 100% of Synergy Empire Limited, a limited liability company incorporated in Hong Kong (“Synergy Empire HK”).

On February 21, 2019, Synergy Empire HK acquired 100% of the equity interests of Lucky Star F&B Sdn. Bhd., a limited liability company incorporated in Malaysia (“Lucky Star”).

Lucky Star acquired 100% of the equity interests of SH Dessert Sdn. Bhd., a limited liability company incorporated in Malaysia (“SH Dessert”) by Lucky Star on February 19, 2016.

Mr. Leong Will Liam is the common director and sole shareholder of the Company, Synergy Empire Marshall, Synergy Empire HK, Lucky Star and SH Dessert. As a result of this common ownership and in accordance with the FASB Accounting Standards Codification Section 805 “Business Combination”, the transaction is being treated as a combination between entities under common control. The recognized assets and liabilities were transferred at their carrying amounts at the date of the transaction. The equity accounts of the combining entities are combined. Further, the companies will be combined retrospectively for prior year comparative information as if the transaction had occurred on April 1, 2017.

The Company, through its wholly owned subsidiaries, produce and distribute high quality dessert through Lucky Star and operate four restaurants through SH Dessert. Details of the Company’s subsidiaries:

No.	Company Name	Domicile and Date of Incorporation	Particulars of Issued Capital	Principal Activities
1	Synergy Empire Holding Limited	Marshall Islands, October 22, 2018	1 Share of Ordinary Share, US$1 each	Investment Holding

2	Synergy Empire Limited	Hong Kong, October 18, 2018	1 Share of Ordinary Share, HKD1 each	Investment Holding

3	Lucky Star F&B Sdn. Bhd.	Malaysia, February 9, 2010	100,000 Share of Ordinary Share, MYR1 each	Dessert Producer and Distributor

4	SH Dessert Sdn. Bhd.	Malaysia, February 19, 2016	100 Share of Ordinary Share, MYR 1 each	Restaurant Operator

 - F22 -

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and balances were eliminated in consolidation.

Below is the organization chart of the Group.

Use of Estimates

In preparing these financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the years reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investments with an original maturity of 90 days or less to be cash equivalents.

Our deposit in Hong Kong is currently deposit in CMB Wing Lung Bank Limited, and there is a Deposit Protection Scheme protects our eligible deposits held with bank in Hong Kong which is members of the Scheme. The scheme will pay us a compensation up to a limit of Hong Kong Dollars (“HKD”) 500,000, which is equivalent to $64,516, if CMB Wing Lung Bank fails.

Our deposit in Malaysia is currently deposit in Public Bank Berhad and Standard Chartered Bank (Malaysia) Berhad, and there is a Perbadanan Insurans Deposit Malaysia protects our eligible deposits held with bank in Malaysia which is members of the Scheme. The scheme will pay a compensation up to a limit of Malaysia Ringgit (“MYR”) 250,000 per deposit per member bank, which is equivalent to $61,234, if the aforementioned banks fails.

Plant and Equipment

Property and equipment are stated at cost, with depreciation and amortization provided using the straight-line method over the following estimated useful lives:

Asset Categories	Annual Depreciation Rate
Renovation	10%
Office and kitchen equipment	10%
Motor vehicle	20%

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the first-in, first-out (FIFO) method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Consolidated Statements of Operations and Comprehensive Income (Loss).

Revenue recognition

Revenue is generated through sale of goods and delivery services. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the sale of product upon shipment or delivery of the products to the customer. The Company doesn’t allow return of the products purchased or refund unless the food delivered is spoilt.

Cost of revenues

Cost of revenue includes the purchase cost of raw material for production and distribute to customers and packing materials. It includes purchasing and receiving costs, internal transfer costs, other costs of distribution network, opening and closing inventory net off discount received and return outwards in cost of revenues.

Income tax expense

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in Malaysia and is subject to tax in their own jurisdictions. As a result of its business activities, the Company will file separate tax returns that are subject to examination by the foreign tax authorities.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations and comprehensive income (loss).

The functional currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. In addition, the Company maintains its books and record in a local currency, Malaysian Ringgit (“MYR””), which is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective years:

	For the six months ended September 30
	2019	2018
Period-end MYR : US$1 exchange rate	4.19	4.14
Period-average MYR : US$1 exchange rate	4.16	4.04
Period-end/Period-average HK$ : US$1 exchange rate	7.75	7.75

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments

The carrying value of the Company’s financial instruments: cash and cash equivalents, trade receivable, deposits and other receivables, amount due to related parties and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1 : Observable inputs such as quoted prices in active markets;

Level 2 : Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3 : Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

As of September 30, 2019, and 2018, the Company did not have any nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements, at least annually, on a recurring basis, nor did the Company have any assets or liabilities measured at fair value on a non-recurring basis.

Net Income/(Loss) per Share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Leases

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease non-current liabilities, and operating lease current liabilities in our consolidated balance sheets. Finance leases are included in property and equipment, other current liabilities, and other non-current liabilities in the consolidated balance sheets.

ROU assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of the leases do not provide an implicit rate, The Company generally use the incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company adopted Malayan Banking (Maybank) Berhad's base lending rate as a reference for discount rate, as this bank is the largest bank and national bank of Malaysia.

Recently Issued Accounting Standards (Adopted)

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842), codified as ASC 842. Under the new guidance, lessees will be required recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1) A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and 2) A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those years. This standard takes effect for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018.

The Company officially adopted ASC 842 for the period on and after April 1, 2019 as permitted by ASU 2016-02. ASC 842 originally required all entities to use a “modified retrospective” transition approach that is intended to maximize comparability and be less complex than a full retrospective approach. On July 30, 2018, the FASB issued ASU 2018-11 to provide entities with relief from the costs of implementing certain aspects of the new leasing standard, ASU 2016-02 of which permits entities may elect not to recast the comparative periods presented when transitioning to ASC 842. As permitted by ASU 2018-11, the Company elect not to recast comparative periods, thusly.

 - F23 -

4. GOING CONCERN UNCERTAINTIES

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the six months ended September 30, 2019, the company incurred a net loss of $132,379 and an accumulated deficit of $1,071,980. For the years ended March 31, 2019 and 2018, the Company suffered from a net loss of $252,143 and $219,353 respectively. Furthermore, the Company recorded a negative working capital of $979,580 and $778,420 as of September 30, 2019 and March 31, 2019 respectively.

The Company’s cash position is not significant to support the Company’s daily operations. While the Company believes in the viability of its strategy and in its ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to improve profitability and the ability to acquire financial support from its shareholder.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that financial statements are issued. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

5. PREPAID EXPENSE AND DEPOSITS

	As of September 30, 2019	As of March 31, 2019
Rental deposits	$22,417	$21,848
Prepaid expenses	2,042	1,791
Total	$24,459	$23,639

The rental deposits represented the deposit of the tenancy agreements as of September 30, 2019 and March 31, 2019.

Prepaid expenses represented the deposit payment of public utilities, such as electricity, telephone, water supplies.

6. INVENTORIES

	As of September 30, 2019	As of March 31, 2019
Raw material, at cost	$23,809	$18,516

7. PLANT AND EQUIPMENT

	As of September 30, 2019	As of March 31, 2019
Furniture and fixtures	$1,355	$1,390
Kitchen equipment	8,585	1,052
Leasehold improvement	155,744	138,396
Motor vehicle	42,740	43,851
Total plant and equipment	$208,424	$184,689
Less: Accumulated depreciation	(64,494)	(57,935)
Total plant and equipment	$143,930	$126,754

The Company acquired new kitchen equipment and incurred leasehold improvement amounting to $28,604 in the financial period September 30, 2019. The Company depreciation expenses for the three and six months ended September 30, 2019 amounting to $4,170 and $8,081 respectively.

8. ACCRUED EXPENSES AND OTHER PAYABLES

	As of September 30, 2019	As of March 31, 2019
Accrued expenses	$45,295	$71,986
Other payables	100,560	117,207
Total	$145,855	$189,193

Accrued expenses as of September 30, 2019 and March 31, 2019 consisted of accrued salary, rental, utilities bills, audit fee, while other payables consisted of some third-party loans. The loan from third-party is unsecured, non-interest bearing and payable on demand.

9. AMOUNT DUE TO RELATED PARTIES

As of March 31, 2019, the Company has an outstanding loan payable to our CEO, Mr. Law Jia Ming of $216,911. For the six months ended September 30, 2019, Mr. Law Jia Ming has further advanced $60,103 to the Company for working capital. The advancement is unsecured, non-interest bearing and payable on demand. Mr. Law Jia Ming was a director of our subsidiaries, Lucky Star F&B Sdn. Bhd. and SH Desserts Sdn Bhd., until February 21, 2019 and July 1, 2019 respectively. He has been our CEO and CFO since October 17, 2018.

Amount due to related party, Mr. Law Jia Ming
Balance as of March 31, 2019	$216,911
Advances to the Company for working capital purpose	60,103
Foreign currency translation	(5,894)
Balance as of September 30, 2019	$271,120

10. AMOUNT DUE TO A DIRECTOR

As of March 31, 2019, the Company has an outstanding loan payable to Mr. Leong Will Liam amounted $499,261. Of which including an amount due to CBA Capital Holdings Sdn. Bhd, a company solely owned and controlled by Mr. Leong Will Liam, amounted to $24,822, which is the consideration accrued by Company to acquired Lucky Star from its existing shareholder, paid by CBA Capital Holdings Sdn. Bhd on behalf of the Company and a loan from directly from Mr. Leong Will Liam amounted $474,439.

Both aforementioned loans are unsecured, non-interest bearing and payable on demand.

For the six months ended September 30, 2019, our director, Mr. Leong Will Liam has loaned $127,645 directly to the Company for working capital purpose.

Amount due to director, Mr. Leong Will Liam
Balance as of March 31, 2019	$474,439
Loan from director	127,645
Foreign currency translation	(12,288)
Balance as of September 30, 2019	$589,796

On January 21, 2019, the Company acquired Lucky Star from its existing shareholder for a consideration of $24,822 which was paid by CBA Capital Holdings Sdn. Bhd., a company solely owned and controlled by our sole director, Mr. Leong Will Liam, on behalf of the Company. CBA Capital Holdings Sdn. Bhd. lent and waived an interest-free loan of $257,183 in Lucky Star F&B Sdn. Bhd., our wholly own subsidiary, as contribution and recorded in additional paid in capital.

Amount due to director, CBA Capital Holdings Sdn. Bhd.
Balance as of September 30, 2019 and March 31, 2019	$24,822

Total Amount due to director as of September 30, 2019	$614,618

 - F24 -

11. BANK BORROWINGS

On January 25, 2017, Lucky Star F&B Sdn Bhd, a wholly owned subsidiary of the Company has acquired a business loan from Standard Chartered Saadiq Berhad, a bank incorporated in Malaysia, amounted to MYR342,834 (approximately $83,972) at annual interest of 6.00% accrue in arrear, for a repayment period of 72 months with interest bearing monthly installment of MYR 6,473 (approximately $1,585) which is the sole bank borrowings other than hire purchases obtained of the Company as a whole while the last repayment is expected on February 5, 2023.

The outstanding balance of business loan can be summarized as follow:

	As of September 30, 2019	As of March 31, 2018
Bank borrowing (Current portion)	$13,641	$14,341
Bank borrowing (Non-current portion)	39,944	47,054
Total	$53,585	$61,395

For the six months ended September 30, 2019, the Company has repaid $6,297 to Standard Chartered Saadiq Berhad respectively. The difference is caused by foreign exchange fluctuation.

Maturities of the loan for each of the five years and thereafter are as follows:

Year ending March 31
2020	$6,619
2021	14,447
2022	16,059
2023	16,460
2024	-
Total	$53,585

12. HIRE PURCHASE

On June 25, 2012, Lucky Star F&B Sdn. Bhd., a wholly owned subsidiary of the Company has acquired a hire purchase loan from Public Bank Berhad, a bank incorporated in Malaysia, to finance the acquisition of a motor vehicle amounted to MYR85,329 (approximately $20,900) at an annual interest rate of 3.34% accrue in arrear, for a repayment period of 60 months with interest bearing monthly installment of MYR1,660 (approximately $407).

On March 10, 2014, Lucky Star F&B Sdn. Bhd., a wholly owned subsidiary of the Company has acquired a hire purchase loan from Affin Bank Berhad, a bank incorporated in Malaysia, to finance the acquisition of a motor vehicle amounted to MYR40,000 (approximately $9,797) at an annual interest rate of 4.60% accrue in arrear, for a repayment period of 60 months with interest bearing monthly installment of MYR820 (approximately $201).

The outstanding balance of hire purchase as of September 30, 2019 and March 31, 2019 can be summarized as follow:

	As of September 30, 2019	As of March 31, 2019
Hire purchase (Current portion)	$-	$2,650
Hire purchase (Non-current portion)	-	-
Total	$-	$2,650

For the six months ended September 30, 2019, the Company repay $2,600 and full settle the outstanding liability, remaining difference of $50 is caused by difference in functional currency exchange rate.

13. LEASE RIGHT-OF-USE ASSET AND LEASE LIABILITIES

The Company officially adopted ASC 842 for the period on and after April 1, 2019 as permitted by ASU 2016-02. ASC 842 originally required all entities to use a “modified retrospective” transition approach that is intended to maximize comparability and be less complex than a full retrospective approach. On July 30, 2018, the FASB issued ASU 2018-11 to provide entities with relief from the costs of implementing certain aspects of the new leasing standard, ASU 2016-02 of which permits entities may elect not to recast the comparative periods presented when transitioning to ASC 842. As permitted by ASU 2018-11, the Company elect not to recast comparative periods, thusly.

As of April 1, 2019, the Company recognized approximately US$137,701, lease liability as well as right-of-use asset for all leases (with the exception of short-term leases) at the commencement date. Lease liabilities are measured at present value of the sum of remaining rental payments as of April 1, 2019, with discounted rate of 6.65% adopted from Malayan Banking (Maybank) Berhad's base lending rate as a reference for discount rate, as this bank is the largest bank and national bank of Malaysia.

A single lease cost is recognized over the lease term on a generally straight-line basis. All cash payments of operating lease cost are classified within operating activities in the statement of cash flows.

The initial recognition of operating lease right and lease liability as follow:

Gross lease payable	$147,131
Less: imputed interest	(9,430)
Initial recognition as of April 1, 2019	$137,701

As of September 30, 2019, operating lease right of use asset as follow:

Initial recognition as of April 1, 2019	$137,701
Accumulated amortization	(37,126)
Balance as of September 30, 2019	$100,575

As of September 30, 2019, operating lease liability as follow:

Initial recognition as of April 1, 2019	$137,701
Less: gross repayment	(40,966)
Add: imputed interest	3,840
Balance as of September 30, 2019	$100,575
Less: lease liability current portion	(62,114)
Lease liability non-current portion	38,461

For the three and six months ended September 30, 2019, the amortization of the operating lease right of use asset are $18,717 and $37,126 respectively. As the Company adopt ASC 2016-02 on and after April 1, 2019, the Company did not incur nor accrued any amortization of operating lease right for the three and six months ended September 30, 2018.

Maturities of operating lease obligation as follow:

Year ending
March 31, 2019 (6 months)	$34,139
March 31, 2020	55,553
March 31, 2021	16,473
Total	$100,575

Other information:

	Six months ended September 30,
	2019	2018
	(unaudited)	(unaudited)
Cash paid for amounts included in the measurement of lease liabilities:		-
Operating cash flow from operating lease	$41,241	$-
Right-of-use assets obtained in exchange for operating lease liabilities	137,701
Remaining lease term for operating lease (years)	1.6	-
Weighted average discount rate for operating lease	6.65%	-

Lease expenses were $40,966 and $20,483 during the three and six months ended September 30, 2019, respectively. As the Company adopt ASC 2016-02 on and after April 1, 2019, the Company did not incur nor accrued any lease expenses for the three and six months ended September 30, 2018.

 - F25 -

14. INCOME TAXES

The income (loss) before income taxes of the Company for the six months ended September 30, 2019 and 2018 were comprised of the following:

	For the six months ended September 30
	2019	2018
Tax jurisdictions from:
– Local	$(3,649)	$-

– Foreign, representing:
Marshall Islands (non-taxable jurisdiction)	-	-
Hong Kong	(117)	-
Malaysia	(128,613)	(60,565)
Loss before income taxes	$(132,379)	$(60,565)

Provision for income taxes consisted of the following:

For the six months ended September 30,
	2019	2018

Current:
– Local	$-	$-
– Foreign:
Marshall Islands (non-taxable jurisdiction)	-	-
Hong Kong	-	-
Malaysia	-	-

Deferred:
– Local	-	-
– Foreign	-	-
	$-	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. During the periods presented, the Company has a number of subsidiaries that operates in different countries and is subject to tax in the jurisdictions in which its subsidiaries operate, as follows:

United States of America

The Tax Act reduces the U.S. statutory corporate tax rate from 35% to 21% for our tax years beginning in 2018, which resulted in the re-measurement of the federal portion of our deferred tax assets as of September 30, 2018 from the 35% to 21% tax rate. The Company is registered in the State of Nevada and is subject to United States of America tax law. As of September 30, 2019, the operations in the United States of America incurred $39,791 of cumulative net operating losses (NOL’s) which can be carried forward to offset future taxable income. The NOL carryforwards begin to expire in 2039, if unutilized. The Company has provided for a full valuation allowance of approximately $8,356 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Hong Kong

Synergy Empire HK operating in Hong Kong are subject to the Hong Kong Profits Tax at the statutory income tax rate of 8.25% on assessable profits up to HK$2,000,000; and 16.5% on any part of assessable profits over HK$2,000,000. For the six months ended September 30, 2019, subsidiary in Hong Kong incurred an aggregate operating loss of $624. The cumulative operating losses can be carried forward to offset future taxable income. The Company has provided for a full valuation allowance against the deferred tax assets of $51 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

Lucky Star F&B Sdn Bhd and SH Desserts Sdn Bhd are subject to the Malaysia Corporate Tax Laws at a progressive income tax rate starting from 17% and 18% on the assessable income for its tax year 2019 and 2018 respectively. For the six months ended September 30, 2019 and 2018, Lucky Star incurred a loss of $94,318 and $20,278 respectively, while SH Desserts incurred an operating loss of $34,054 and $53,801 respectively, which can be carried forward indefinitely to offset its taxable income. As of September 30, 2019, the operations in Malaysia generated $1,028,883 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss can be carried forward indefinitely. The Company has provided for a full valuation allowance against the deferred tax assets of $174,910 on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of September 30, 2019 and March 31, 2019:

	As of September 30, 2019		As of March 31, 2019
Deferred tax assets:

Net operating loss carryforwards	$		$
– United States of America		8,356		7,590
– Marshall Islands		-		-
– Hong Kong		51		42
– Malaysia		174,910		153,087
		183,318		160,719
Less: valuation allowance		(183,318)		(160,719)
Deferred tax assets		$-		$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $183,318 as of September 30, 2019.

15. STOCKHOLDERS EQUITY

As of September 30, 2019 and March 31, 2019, there were 900,000 shares of common stock issued and outstanding and no shares of preference stock was issued.

There were no stock options, warrants or other potentially dilutive securities outstanding as of September 30, 2019 and March 31, 2019.

16. FOREIGN CURRENCY EXCHANGE RATE

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate post higher or lower income depending on exchange rate converted into US$ at the end of the financial year. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

17. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2019 up through the date the Company presented these audited financial statements

 - F26 -

  PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$259.60
Auditor Fees and Expenses	$37,000.00
Consulting Fees and Related Expenses	$70,000.00
EDGAR Fees	$5,000.00
Transfer Agent Fees	$5,000.00
TOTAL	$117,259.60

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On October 17, 2018, the Company sold and subsequently issued 900,000 shares of restricted common stock to Mr. Leong Will Liam, our Director, President, Secretary and Treasurer. The price paid per share was $0.30, for aggregate proceeds to the Company of $27,000. Monies from the aforementioned sale of shares went to the Company to be used as working capital.

Regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on October 17, 2018 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm “Total Asia Associates PLT” (1)
99.1	Sample Subscription Agreement (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Kuala Lumpur, Malaysia on December 26, 2019.

Synergy Empire Limited

By: /s/ Law Jia Ming
Name: Law Jia Ming
Title: Chief Executive Officer, Chief Financial Officer Date: December 26, 2019

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Law Jia Ming  Signature: /s/ Law Jia Ming  Title: Chief Executive Officer, Chief Financial Officer (Principal Executive Officer, Principal Financial Officer)

Date: December 26, 2019

Name: Leong Will Liam  Signature: /s/ Leong Will Liam  Title: Director, President, Secretary and Treasurer

Date: December 26, 2019